FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Alternatively, please click here http://www.bearstearns.com/prospectus/bsabs or visit the website www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$713,360,000
(Approximate)

Bear Stearns Asset Backed Securities I Trust 2006-HE4
Issuing Entity

Asset-Backed Certificates, Series 2006-HE4

LaSalle Bank National Association
Master Servicer and Securities Administrator

EMC Mortgage Corporation
Sponsor

Bear Stearns Asset Backed Securities I LLC
Depositor
________________

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying prospectus:

Class	Original Certificate Principal Balance (4)	Pass-Through Rate	Class	Original Certificate Principal Balance (4)	Pass-Through Rate
Class I-A-1	$187,495,000	(1)(2)	Class M-4	$ 12,950,000	(1)(2)(3)
Class I-A-2	$ 95,324,000	(1)(2)(3)	Class M-5	$ 12,950,000	(1)(2)(3)
Class I-A-3	$ 27,077,000	(1)(2)(3)	Class M-6	$ 11,840,000	(1)(2)(3)
Class II-A	$267,304,000	(1)(2)(3)	Class M-7	$ 11,100,000	(1)(2)(3)
Class M-1	$ 28,120,000	(1)(2)(3)	Class M-8	$ 10,360,000	(1)(2)(3)
Class M-2	$ 25,900,000	(1)(2)(3)	Class M-9	$ 7,400,000	(1)(2)(3)
Class M-3	$ 15,540,000	(1)(2)(3)
(1) The pass-through rates on these classes of certificates are adjustable or variable rates based on One-Month LIBOR as described under “Summary—Description of the Certificates—Pass-Through Rates” in this free writing prospectus.
(2) Subject to a cap as described in this free writing prospectus.
(3) Subject to a step-up if the optional termination right is not exercised.
(4) Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.
The certificates represent interests in a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties.
Credit enhancement will be provided by:
• excess spread;
• overcollateralization;
• cross-collateralization;
• the interest rate swap agreement; and
• subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and M-10 Certificates.
The interest rate swap agreement will be between the supplemental interest trust trustee and IXIS Financial Products Inc. for the benefit of the certificateholders.
The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.
Bear, Stearns & Co. Inc. and SG Americas Securities, LLC, as the underwriters, will offer the certificates listed above at varying prices to be determined at the time of sale.
The underwriters will deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about April 28, 2006.

Bear, Stearns & Co. Inc.
   Société Générale Corporate & Investment Banking

The date of this free writing prospectus is April 13, 2006
For use with the base prospectus dated April 5, 2006

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY	S-4
TRANSACTION STRUCTURE	S-15
RISK FACTORS	S-16
THE MORTGAGE POOL	S-29
STATIC POOL INFORMATION	S-39
THE ISSUING ENTITY	S-39
THE DEPOSITOR	S-40
THE SPONSOR	S-40
MASTER SERVICING AND SERVICING OF THE MORTGAGE LOANS	S-41
DESCRIPTION OF THE CERTIFICATES	S-55
THE INTEREST RATE SWAP AGREEMENT	S-94
THE SWAP ADMINISTRATION AGREEMENT	S-99
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	S-100
USE OF PROCEEDS	S-120
FEDERAL INCOME TAX CONSEQUENCES	S-120
STATE AND OTHER TAXES	S-124
ERISA CONSIDERATIONS	S-124
LEGAL MATTERS	S-126
LEGAL PROCEEDINGS	S-126
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-126
RATINGS	S-127
LEGAL INVESTMENT	S-128
AVAILABLE INFORMATION	S-129
INCORPORATION OF INFORMATION BY REFERENCE	S-130
INDEX OF DEFINED TERMS	S-131
SCHEDULE A	A-1
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES-S	AX-1

PROSPECTUS

RISK FACTORS.	4
DESCRIPTION OF THE SECURITIES	14
THE TRUST FUNDS	25
CREDIT ENHANCEMENT	46
SERVICING OF LOANS.	51
THE AGREEMENTS.	59
MATERIAL LEGAL ASPECTS OF THE LOANS.	71
THE DEPOSITOR	85
USE OF PROCEEDS	85
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	86
PENALTY AVOIDANCE	119
REPORTABLE TRANSACTION	119
STATE AND LOCAL TAX CONSIDERATIONS.	119
ERISA CONSIDERATIONS.	119
LEGAL MATTERS	128
FINANCIAL INFORMATION	128
AVAILABLE INFORMATION	128
INCORPORATION OF CERTAIN INFORMATION BY
REFERENCE	128
RATINGS.	129
LEGAL INVESTMENT CONSIDERATIONS.	130
PLAN OF DISTRIBUTION.	130
GLOSSARY OF TERMS	131

Important Notice About Information Presented In This
Free Writing Prospectus And The Accompanying Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the prospectus.

Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth in this free writing prospectus.

Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or under the caption “Glossary of Terms” in the accompanying prospectus.

SUMMARY

•
This summary highlights selected information from this document but does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Certificates, Series 2006-HE4, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties and certain other assets described in this free writing prospectus.

Originators

The principal originators of the mortgage loans are: ResMAE Mortgage Corporation with respect to approximately 50.94% and 39.81% of the mortgage loans in loan group I and loan group II, respectively; and with respect to approximately 45.79% of the mortgage loans in the aggregate; and Aames Capital Corporation with respect to approximately 10.48% and 19.61% of the mortgage loans in loan group I and loan group II, respectively; and with respect to approximately 14.71% of the mortgage loans in the aggregate. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Sellers

EMC Mortgage Corporation, in its capacity as a mortgage loan seller, a Delaware corporation and an affiliate of the depositor and Bear, Stearns & Co. Inc., which will sell a portion of the mortgage loans to the depositor. The remainder of the mortgage loans will be sold directly to the depositor by Master Funding LLC, a special purpose entity that was established by EMC Mortgage Corporation, which, in turn, acquired those mortgage loans from EMC Mortgage Corporation.

Servicers

EMC Mortgage Corporation and Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

LaSalle Bank National Association, a national banking association organized under the laws of the United States.

Trustee

Citibank, N.A., a national banking association organized under the laws of the United States.

Issuing Entity

Bear Stearns Asset Backed Securities I Trust 2006-HE4, a New York common law trust.

Pooling and Servicing Agreement

The pooling and servicing agreement among EMC as sponsor and company, the master servicer, the securities administrator, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

Cut-off Date

The close of business on April 1, 2006.

Closing Date

On or about April 28, 2006.

The Mortgage Loans

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $750,383,267. The mortgage loans are fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties. We will divide the mortgage loans into two separate groups. We refer to each group of mortgage loans as a loan group. The mortgage loans that we have allocated to loan group I are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits and the mortgage loans that we have allocated to loan group II are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits.

The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

The adjustable rate mortgage loans will adjust based on Six-Month LIBOR. The interest rates borne by those adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of six months or two, three or five years. The interest rate borne by the adjustable rate mortgage loans will be adjusted in each case to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this free writing prospectus. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

Approximately 24.53% and 17.61% of the mortgage loans in loan group I and loan group II, respectively; and approximately 21.32% of the mortgage loans in the aggregate will receive interest only for the initial period set forth in the related mortgage note, ranging from two to ten years.

Total Pool

The following table summarizes the approximate characteristics of all of the mortgage loans in the trust fund as of the cut-off date:

Number of mortgage loans	4,436
Percentage of mortgage loans with 100%
loan-to-value (using original loan-to-value ratio for first lien loans and combined loan-to-value ratio for second lien loans).	7.96%
Aggregate principal balance	$750,383,267
Average principal balance	$169,158
Range of principal balances	$12,586 to $783,095
Range of mortgage rates	5.300% to 14.570%
Weighted average
mortgage rate	8.336%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined loan-to-value ratio for second lien loans)	80.63%
Weighted average combined
original loan-to-value ratio (using combined original loan-to-value ratio)	86.84%
Weighted average stated
remaining term to maturity	344 months
Range of stated remaining
terms to maturity	115 months to 360 months
Type of mortgaged properties
Single-family dwellings	73.21%
2-4 family dwellings	6.52%
Planned unit developments	12.63%
Condominium	7.47%
Townhouse	0.17%
Owner-occupied	92.98%
State concentrations (greater than 5%)
California	37.43%
Florida	13.85%
Texas	5.78%
Illinois	5.63%
Balloon Loans	28.84%
First lien	93.13%
Second lien	6.87%
Fixed Rate Loans	26.06%
Adjustable Rate Loans	73.94%
Weighted Average Gross Margin (per annum)*	6.150%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	1.899%
Weighted Average Periodic Cap (per annum)*	1.030%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	14.391%
Weighted Average Months to First Interest
Adjustment Date*	22 months

*Adjustable Rate Loans only

Loan Group I
The following table summarizes the approximate characteristics of the mortgage loans in loan group I as of the cut-off date:
Number of mortgage loans	2,416
Percentage of mortgage loans with 100%
loan-to-value (using original loan-to-value ratio for first lien loans and combined loan-to-value ratio for second lien loans).	14.02%
Aggregate principal balance	$402,877,615
Average principal balance	$166,754
Range of principal balances	$12,586 to $783,095
Range of mortgage rates	5.675% to 14.570%
Weighted average
mortgage rate	8.376%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined loan-to-value ratio for second lien loans)	83.16%
Weighted average combined
original loan-to-value ratio (using combined original loan- to-value ratio)	91.66%
Weighted average stated
remaining term to maturity	335 months
Range of stated remaining
terms to maturity	115 months to 360 months
Type of mortgaged properties
Single-family dwellings	70.56%
2-4 family dwellings	5.62%
Planned unit developments	14.53%
Condominium	9.18%
Townhouse	0.11%
Owner-occupied	95.46%
State concentrations (greater than 5%)
California	47.41%
Florida	12.32%
Texas	5.08%
Balloon Loans	36.62%
First lien	87.21%
Second lien	12.79%
Fixed Rate Loans	27.03%
Adjustable Rate Loans	72.97%
Weighted Average Gross Margin (per annum)*	6.194%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	1.847%
Weighted Average Periodic Cap (per annum)*	1.032%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	14.193%
Weighted Average Months to First Interest
Adjustment Date*	22 months

*Adjustable Rate Loans only

Loan Group II
The following table summarizes the approximate characteristics of the mortgage loans in loan group II as of the cut-off date:
Number of mortgage loans	2,020
Percentage of mortgage loans with 100%
loan-to-value (using original loan-to-value ratio for first lien loans and combined loan-to-value ratio for second lien loans).	0.92%
Aggregate principal balance	$347,505,651
Average principal balance	$172,033
Range of principal balances	$17,984 to $747,538
Range of mortgage rates	5.300% to 12.415%
Weighted average
mortgage rate	8.289%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined loan-to-value ratio for second lien loans)	77.69%
Weighted average combined
original loan-to-value ratio (using combined original loan-to-value ratio)	81.25%
Weighted average stated
remaining term to maturity	353 months
Range of stated remaining
terms to maturity	116 months to 360 months
Type of mortgaged properties
Single-family dwellings	76.29%
2-4 family dwellings	7.57%
Planned unit developments	10.43%
Condominium	5.47%
Townhouse	0.24%
Owner-occupied	90.10%
State concentrations (greater than 5%)
California	25.85%
Florida	15.62%
Illinois	6.77%
Texas	6.58%
Arizona	6.21%
New York	5.13%
First lien	100.00%
Balloon Loans	19.82%
Fixed Rate Loans	24.94%
Adjustable Rate Loans	75.06%
Weighted Average Gross Margin (per annum)*	6.100%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	1.957%
Weighted Average Periodic Cap (per annum)*	1.027%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	14.614%
Weighted Average Months to First Interest
Adjustment Date*	22 months

*Adjustable Rate Loans only

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee receives written notice that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee will promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The trust will issue the senior certificates in two certificate groups. The Class I-A-1, Class I-A-2 and Class I-A-3 Certificates will represent interests principally in loan group I, and we sometimes refer to these certificates in this free writing prospectus collectively as the Class I-A Certificates. The Class II-A Certificates will represent interests principally in loan group II. We sometimes refer to the Class I-A Certificates and the Class II-A Certificates in this free writing prospectus collectively as the Class A Certificates or the senior certificates. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will each represent subordinated interests in the mortgage loans, and we sometimes refer to these certificates in this free writing prospectus collectively as the Class M Certificates or the subordinated certificates. We sometimes refer to the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates in this free writing prospectus collectively as the offered certificates.

The trust will also issue the Class R-1, Class R-2, Class R-3 and Class RX Certificates (also referred to in this free writing prospectus collectively as the Class R Certificates or the residual certificates), which represent the residual interests in the real estate mortgage investment conduits established by the trust, and the Class P Certificates and the Class CE Certificates, all of which, along with the Class M-10 Certificates, are not being offered by this free writing prospectus.

The last scheduled distribution date for the offered certificates (other than the Class I-A-1 Certificates and Class I-A-2 Certificates) is the distribution date in May 25, 2036. The last scheduled distribution date for the Class I-A-1 Certificates and Class I-A-2 Certificates is the distribution date in October 25, 2029 and February 25, 2036, respectively.

The aggregate principal balance of the mortgage loans reflected in this free writing prospectus is greater than the sum of the aggregate certificate principal balance of the Class A Certificates and Class M Certificates and the overcollateralization amount because the certificate principal balance of the certificates are based on an expected aggregate stated principal balance of the mortgage loans as of the cut-off date. However, the final certificate principal balances of the certificates will be based on the final aggregate principal balance of the mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool such that the aggregate principal balance of the mortgage loans will be equal to the sum of the aggregate certificate principal balance of the Class A Certificates and Class M Certificates and the overcollateralization amount.

Record Date

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise, the record date will be the last business day of the month immediately preceding the applicable distribution date.

Denominations

For each class of offered certificates, $100,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates — Book-Entry Registration” and “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” in this free writing prospectus.

Pass-Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under “Reports to Certificateholders” in this free writing prospectus. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class I-A-1 Certificates: One-Month LIBOR plus [__]% per annum.

•	Class I-A-2 Certificates: One-Month LIBOR plus [__]% per annum.

•	Class I-A-3 Certificates: One-Month LIBOR plus [__]% per annum.

•	Class II-A Certificates: One-Month LIBOR plus [__]% per annum.

•	Class M-1 Certificates: One-Month LIBOR plus [__]% per annum.

•	Class M-2 Certificates: One-Month LIBOR plus [__]% per annum.

•	Class M-3 Certificates: One-Month LIBOR plus [__]% per annum.

•	Class M-4 Certificates: One-Month LIBOR plus [__]% per annum.

•	Class M-5 Certificates: One-Month LIBOR plus [__]% per annum.

•	Class M-6 Certificates: One-Month LIBOR plus [__]% per annum.

•	Class M-7 Certificates: One-Month LIBOR plus [__]% per annum.

•	Class M-8 Certificates: One-Month LIBOR plus [__]% per annum.

•	Class M-9 Certificates: One-Month LIBOR plus [__]% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods will be determined as described under “Description of the Certificates — Calculation of One-Month LIBOR” in this free writing prospectus.

On any distribution date, the pass-through rate for the Class A Certificates and Class M Certificates will be subject to an interest rate cap which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the pass-through rate for the Class I-A-2 Certificates as described above, to [__]% per annum, the margin applicable to the pass-through rate for the Class I-A-3 Certificates as described above, to [__]% per annum, the margin applicable to the pass-through rate for the Class II-A Certificates as described above, to [__]% per annum and the margin applicable to the pass-through rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, as described above, to [__]%, [__]%, [__]%, [__]%, [__]%, [__]%, [__]%, [__]% and [__]% per annum, respectively. Each such increased rate will remain subject to the related interest rate cap.

The interest rate cap for the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates is equal to the weighted average of the net mortgage rates of all of the group I mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus.

The interest rate cap for the Class II-A Certificates is equal to the weighted average of the net mortgage rates of all of the group II mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus.

The interest rate cap for the Class M Certificates is equal to the weighted average of the weighted average of the net mortgage rates of all of the mortgage loans in each loan group, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the aggregate certificate principal balance of the related senior certificates, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus.

If on any distribution date, the pass-through rates for the Class A Certificates and Class M Certificates are limited to the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Class A Certificates and Class M Certificates and the payment of certain fees and expenses of the trust, and to the extent there are amounts available under the interest rate swap agreement to pay amounts as described in this free writing prospectus.

In addition, on any distribution date on or prior to the first possible optional termination date, the pass-through rate per annum for the Class M-10 Certificates will be based on One-Month LIBOR plus [__]% per annum, and on any distribution date after the first possible optional termination date, One-Month LIBOR plus [__]% per annum. The Class M-10 Certificates will have an initial certificate principal balance of approximately $7,400,000.

We refer you to “Description of the Certificates—Distributions on the Certificates” and “—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Distribution Dates

The securities administrator will make distributions on the certificates on the 25th day of each calendar month beginning in May 2006 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

Interest Payments

On each distribution date, holders of the offered certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

•	any interest due on any prior distribution date that was not paid, less

•	interest shortfalls allocated to such certificates.

The Class A Certificates and Class M Certificates may receive additional interest distributions from payments under the interest rate swap agreement as described below under “The Interest Rate Swap Agreement”.

The accrual period for the Class A Certificates and Class M Certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the Class A Certificates and Class M Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Principal Payments

On each distribution date, holders of the Class A Certificates and Class M Certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments on the mortgage loans, and

•	until a specified overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

You are encouraged to review the priority of payments described under“Description of the Certificates — Distributions on the Certificates” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class I-A-1, Class I-A-2, Class I-A-3 and Class II-A Certificates constitute the senior certificates, and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates constitute the subordinated certificates.

The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates:

•	the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-6 Certificates will have payment priority over the Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-7 Certificates will have payment priority over the Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-8 Certificates will have payment priority over the Class M-9 Certificates and Class M-10 Certificates, and

•	the Class M-9 Certificates will have payment priority over the Class M-10 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses, first to reduce the amount of excess spread, second to reduce the overcollateralization amount, and third among the certificates, beginning with the class of subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of subordinated certificates, until the principal balance of each class of subordinated certificates is reduced to zero. If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this free writing prospectus.

We refer you to “Description of the Certificates—Distributions on the Certificates” in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the mortgage loans to generate more interest than is needed to pay interest on the Class A Certificates and Class M Certificates and certain trust expenses because we expect the weighted average net interest rate of the mortgage loans, adjusted for net swap payments and swap termination payments payable to the swap provider, to be higher than the weighted average pass-through rate on the Class A Certificates and Class M Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the principal balance of the Class A Certificates and Class M Certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the Class A Certificates and Class M Certificates and trust expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization will be met.

We refer you to “Description of the Certificates — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Cross-Collateralization. The payment rules require that after the senior certificates relating to a loan group receive certain payments on each distribution date, available funds from that loan group otherwise allocable to such senior certificates will be allocated to the senior certificates relating to the other loan group or loan groups as described in this free writing prospectus. This feature is called “cross-collateralization.”

We refer you to “Description of the Certificates - Distributions on the Certificates” in this free writing prospectus.

Interest Rate Swap Agreement. LaSalle Bank National Association, as supplemental interest trust trustee, will enter into an interest rate swap agreement, with IXIS Financial Products Inc., the swap provider. The supplemental interest trust trustee appoints LaSalle Bank National Association as swap administrator pursuant to the swap administration agreement to receive and distribute funds with regards to the interest rate swap agreement on behalf of the supplemental interest trust, whether payable by or to the swap provider pursuant to the interest rate swap agreement. On or before each distribution date, LaSalle Bank National Association as swap administrator, pursuant to the swap administration agreement, will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders will be applied to make a net payment to the swap administrator for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to the swap administration agreement, will remit to the trust for distribution to holders of the Class A Certificates and Class M Certificates amounts necessary to pay any interest carry forward amounts to the extent due to the interest portion of realized losses, to reimburse for certain interest shortfalls previously allocated to such certificates and any basis risk shortfalls, and, to the extent not covered by excess spread, amounts necessary to restore and maintain the required level of overcollateralization, each as described in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount (to the extent not paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the class A certificateholders and class M certificateholders, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, for which payments by the trust to the swap administrator will be subordinated to all distributions to the Class A certificateholders and Class M certificateholders.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

We refer you to“The Interest Rate Swap Agreement” in this free writing prospectus.

Advances

The related servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans (other than any balloon payments) in general to the extent that the related servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this free writing prospectus. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Master Servicing and Servicing Fee

The master servicer will be entitled to receive a fee on each distribution date as compensation for its activities under the pooling and servicing agreement equal to 1/12 of the master servicing fee rate multiplied by the stated principal balance of each mortgage loan master serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The master servicing fee rate will be 0.0115% per annum. Each servicer will be entitled to receive a fee on each distribution date as compensation for its activities under the pooling and servicing agreement equal to 1/12 of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on the related mortgage loans resulting from prepayments in full in any calendar month will be offset by the related servicer or the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

Optional Termination

At its option, the majority holder of the Class CE Certificates may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, then EMC may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 5% of the principal balance of the mortgage loans as of the cut-off date. Such a purchase, in either case, will result in the early retirement of all the certificates.

Federal Income Tax Consequences

For federal income tax purposes, the trust (other than the reserve fund and, for the avoidance of doubt, the supplemental interest trust, the swap administration agreement, the swap account and the interest rate swap agreement) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (in each case, exclusive of any right to receive amounts in respect of basis risk shortfall carry forward amounts as described in this free writing prospectus, and the right to receive, or the obligation to make, payments under the notional principal contract component as described in this free writing prospectus) will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

Each of the Class R Certificates will represent the beneficial ownership of the sole class of “residual interests” in the related REMIC. The offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to“Federal Income Tax Consequences” in this free writing prospectus and“Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment” in this free writing prospectus and“Legal Investment Considerations” in the prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to“ERISA Considerations” in this free writing prospectus and in the prospectus.

Ratings

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s” and Moody’s Investors Service, Inc., which we refer to as “Moody’s”.

Class	Standard & Poor’s Rating	Moody’s Rating
I-A-1	AAA	Aaa
I-A-2	AAA	Aaa
I-A-3	AAA	Aaa
II-A	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

TRANSACTION STRUCTURE

[GRAPHIC - FLOW CHART]

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

The subordinated certificates have a greater risk of loss than the senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination”. For purposes of this free writing prospectus, “subordinated classes” means:
•  with respect to the senior certificates: the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-1 Certificates: the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-2 Certificates: the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-3 Certificates: the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-4 Certificates: the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-5 Certificates: the Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-6 Certificates: the Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-7 Certificates: the Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-8 Certificates: the Class M-9 Certificates and Class M-10 Certificates; and
•  with respect to the Class M-9 Certificates: the Class M-10 Certificates.

We will provide credit enhancement for the certificates, first, by the right of the holders of the certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of Class M Certificates, beginning with the class of Class M Certificates with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the Class A Certificates as described below. This means that with respect to the Class A Certificates and Class M Certificates, realized losses on the mortgage loans would first be allocated to the Class M-10 Certificates, and then to the other classes of Class M Certificates in reverse order of numerical designation until the principal balance of each such class of Class M Certificates is reduced to zero, then to the related classes of Class A Certificates, and then to the non-related classes of Class A Certificates, in each case on a pro rata basis, based on the principal amount of each such class, each as described in this free writing prospectus. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

You are encouraged to fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the mortgage loans.
See“Description of the Certificates” in this free writing prospectus.

Additional risks associated with the subordinated certificates
The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinated certificates, in reverse order of their numerical designation. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

It is not expected that the subordinated certificates will be entitled to any principal distributions until at least May 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Credit enhancement may be inadequate to cover losses and/or to build overcollateralization
The mortgage loans are expected to generate more interest than is needed to pay interest on the Class A Certificates and Class M Certificates and certain trust fund expenses because we expect the weighted average interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the Class A Certificates and Class M Certificates. If the mortgage loans generate more interest than is needed to pay interest on the Class A Certificates and Class M Certificates and trust fund expenses, adjusted for any net swap payments and swap termination payments, we will use such “excess spread” to make additional principal payments on those certificates, which will reduce the total certificate principal balance of those certificates below the aggregate principal balance of the mortgage loans, thereby creating “overcollateralization.” In addition, amounts payable to the trust under the interest rate swap agreement may be used to restore and maintain the required level of overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or that amounts payable under the interest rate swap agreement will be sufficient to maintain the required level of overcollateralization. As of the closing date it is expected that the required level of overcollateralization will be met.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

Interest rate caps may reduce the yields on the offered certificates
The pass-through rates on the offered certificates are each subject to an interest rate cap as described in this free writing prospectus. If on any distribution date the pass-through rate for a class of offered certificates is limited to the applicable interest rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the applicable interest rate cap. If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the Class A Certificates and Class M Certificates and the payment of certain fees and expenses of the trust and to the extent there are amounts available under the interest rate swap agreement to pay such amounts as described in this free writing prospectus.
See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The offered certificates may not always receive interest based on One- Month LIBOR plus the related margin
The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the applicable interest rate cap is less than One-Month LIBOR plus the related margin, the interest rate on the offered certificates will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the applicable interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the offered certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the offered certificates will be funded to the extent of payments, if any, received from the swap provider under the interest rate swap agreement. However, if payments under the interest rate swap agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

In addition, although the Class A Certificates and Class M Certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month LIBOR rates, the swap provider will only be obligated to make such payments under certain circumstances.

We refer you to“The Interest Rate Swap Agreement” in this free writing prospectus for a discussion of the swap provider’s obligations to make payments under the interest rate swap agreement.

Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the Class A Certificates and Class M Certificates
Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that: • the mortgaged properties fail to provide adequate security for the mortgage loans, and

•  the protection provided by the subordination of certain classes and the availability of overcollateralization are insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Certain of the mortgage loans contain due-on-sale provisions, and the related servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, approximately 81.88% of the mortgage loans in loan group I by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination; approximately 77.80% of the mortgage loans in loan group II by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination; and approximately 79.99% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the related servicer, please see “The Mortgage Pool — Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

You are encouraged to note that:
•  if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your certificates at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;
• if you purchase a certificate bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the related interest rate cap;

•  since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

•  the overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the related mortgaged property. In addition, The sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to“The Mortgage Pool” and“Yield, Prepayment and Maturity Considerations” in this free writing prospectus and“Material Legal Aspects of the Loans—Due-on-Sale Clauses in mortgage loans” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the interest rate caps
Modifications of mortgage loans agreed to by the related servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on the certificates or, if such modifications downwardly adjust interest rates, may lower the applicable interest rate cap or caps.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The sponsor and Master Funding LLC will each treat the transfer of its respective mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor or Master Funding LLC, as applicable, becomes bankrupt, the trustee in bankruptcy may argue that the related mortgage loans were not sold but were only pledged to secure a loan to such entity. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the related servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Approximately 47.41% and 25.85% of the mortgage loans in loan group I and loan group II, respectively, and approximately 37.43% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date are secured by mortgaged properties that are located in the state of California. Property in California or in any other region having a significant concentration of properties underlying the mortgage loans, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•  declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•  any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
•  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;
•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the related servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

You may have difficulty selling your certificates
The underwriters intend to make a secondary market in the offered certificates, but the underwriters have no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Some of the mortgage loans provide for balloon payments at maturity
Approximately 36.62% and 19.82% of the mortgage loans in loan group I and loan group II, respectively, and approximately 28.84% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, are balloon loans. These mortgage loans will require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the related servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

The interest rate swap agreement and the swap provider
Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement and the swap administration agreement will be available as described in this free writing prospectus to pay any interest carry forward amounts to the extent due to the interest portion of realized losses, to reimburse for certain interest shortfalls previously allocated to such certificates and any basis risk shortfalls, and, to the extent not covered by excess spread, amounts necessary to restore and maintain the required level of overcollateralization, each as described in this free writing prospectus. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur with respect to the interest rate swap agreement except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.35% per annum (subject to a variance of plus or minus 1.00%). No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus and to the extent not paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee) will reduce amounts available for distribution to the offered certificateholders.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider (to the extent not paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the offered certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the offered certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the senior certificates, and one or more classes of subordinated certificates may suffer a loss as a result of such payment.

Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be used to pay any interest carry forward amounts to the extent due to the interest portion of realized losses, to reimburse for certain interest shortfalls previously allocated to such certificates and any basis risk shortfalls, and, to the extent not covered by excess spread, to restore and maintain the required level of overcollateralization as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the offered certificates depend in part on payments to be received by the swap administrator, on behalf of the supplemental interest trust trustee, under the interest rate swap agreement, the ability of the securities administrator to make such distributions on such certificates will be subject to the credit risk of the swap provider.

Some of the mortgage loans are secured by second liens, which may result in increased losses with respect to these mortgage loans
Approximately 12.79% of the mortgage loans in loan group I and approximately 6.87% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, are secured by second lien loans, rather than first lien loans. None of the mortgage loans in loan group II are secured by second liens loans. The weighted average combined loan-to-value ratio at origination of such mortgage loans is approximately 99.55%. The related first lien may or may not be included in this mortgage pool. In the case of second liens, there is a possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In that case, the trust, as holder of the junior mortgage, could incur a loss.

Some of the mortgage loans were originated simultaneously with second liens
With respect to approximately 43.96% and 18.93% of the mortgage loans in loan group I and loan group II, respectively, and approximately 32.37% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately 80.04% and 79.90% with respect to such mortgage loans in loan group I and loan group II respectively, and approximately 80.00% with respect to such mortgage loans in the aggregate, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 99.37% and 98.70% with respect to such mortgage loans in loan group I and loan group II respectively, and approximately 99.19% with respect to such mortgage loans in the aggregate. With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this free writing prospectus.

  THE MORTGAGE POOL

  General

We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of April 28, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus or any supplemental thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is April 1, 2006.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Each mortgage loan in the trust fund will bear interest at a fixed rate or adjustable rate, is a conventional, closed-end sub-prime mortgage loan and will be secured by a first or second lien on the related mortgaged property and will be assigned to one of the two loan groups, each of which constitutes a separate sub-trust and is referred respectively to as loan group I and loan group II in this free writing prospectus. The mortgage loans in loan group I are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits and the mortgage loans in loan group II are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits. All of the mortgage loans we will include in the trust fund will be fully amortizing or have a balloon payment. The mortgage loans have original terms to maturity of not greater than 30 years.

Approximately 72.97% and 75.06% of the mortgage loans in loan group I and loan group II, respectively, and approximately 73.94% of the mortgage loans in the aggregate, are adjustable rate mortgage loans. The interest rate borne by those adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of six months or two, three or five years. The interest rate borne by these adjustable rate mortgage loans, in each case, will be adjusted in accordance with the related note, plus (or minus) the gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

Approximately 24.53% and 17.61% of the mortgage loans in loan group I and loan group II, respectively, and approximately 21.32% of the mortgage loans in the aggregate will receive interest only for the period set forth in the mortgage note, ranging from two to ten years.

Approximately 3.24% and 5.42% of the mortgage loans in loan group I and loan group II, respectively, and approximately 4.25% of the mortgage loans in the aggregate are assumable upon credit approval in accordance with the terms of the related mortgage note. The remainder of the mortgage loans contain due-on-sale clauses. We refer you to“Servicing of the Mortgage Loans—Collection and other Servicing Procedures”.

Six-Month LIBOR. Approximately 72.97% and 75.06% of the mortgage loans in loan group I and loan group II, respectively, and approximately 73.94% of the mortgage loans in the aggregate will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Adjustment Date	1999	2000	2001	2002	2003	2004	2005	2006
January 1	5.07%	6.13%	6.20%	2.03%	1.38%	1.22%	2.79%	4.71%
February 1	4.97	6.29	5.26	2.08	1.35	1.21	2.97	4.82
March 1	5.13	6.33	4.91	2.04	1.34	1.17	3.19	4.98
April 1	5.06	6.53	4.71	2.36	1.23	1.16	3.39
May 1	5.04	6.73	4.30	2.12	1.29	1.38	3.41
June 1	5.25	7.11	3.98	2.08	1.21	1.60	3.54
July 1	5.65	7.00	3.91	1.95	1.12	1.89	3.73
August 1	5.71	6.89	3.69	1.87	1.21	1.93	3.95
September 1	5.92	6.83	3.45	1.80	1.20	1.98	4.00
October 1	5.96	6.76	2.52	1.71	1.14	2.20	4.27
November 1	6.12	6.72	2.15	1.60	1.23	2.32	4.47
December 1	6.06	6.64	2.03	1.47	1.27	2.63	4.63

EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly in privately negotiated transactions. Subsequently, these mortgage loans were transferred to EMC. We refer you to“The Mortgage Pool -General Underwriting Guidelines” and “Servicing of the Mortgage Loans” for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

The cut-off date pool principal balance is approximately $750,383,267, which is equal to the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to the trust fund on the closing date will consist of 4,436 mortgage loans, of which 2,416 of the mortgage loans are in loan group I with an aggregate principal balance of approximately $402,877,615 and 2,020 of the mortgage loans are in loan group II with an aggregate principal balance of approximately $347,505,651.

A mortgage loan is “delinquent” if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Loan-to-Value Ratio or Combined Loan-to-Value Ratio. With respect to any mortgage loan secured by a first lien, the loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property. With respect to any mortgage loan secured by a second lien, the combined loan-to-value ratio is equal to the principal balance of the mortgage loan plus the principal balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans.

  Prepayment Charges on the Mortgage Loans

Any mortgage loan may be prepaid in full or in part at any time. In addition, approximately 81.88% of the mortgage loans in Loan Group I by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination; approximately 77.80% of the mortgage loans in Loan Group II by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination; and approximately 79.99% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments, which prepayment charges may discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See “Material Legal Aspects of the Loans—Enforceability of Prepayment and Late Payment Fees” in the prospectus.

In addition, the related servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof will have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the related servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow to the offered certificates from the pool assets.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

  Mortgage Loan Statistical Data

Schedule A to this free writing prospectus sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans, or of mortgage loans in the related loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

  Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans in each loan group will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this free writing prospectus as the Pooling and Servicing Agreement) with each loan group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with LaSalle Bank National Association, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

(a) the original mortgage note, endorsed without recourse in the following form: “Pay to the order of Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-HE4” or in blank with all intervening endorsements that show a complete chain of endorsement from the originators to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b) the original recorded mortgage or a photocopy thereof;

(c) a duly executed assignment of the mortgage to “Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-HE4”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

(d) all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e) the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the title insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan will be registered electronically through the MERS® System and MERS will serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and will not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any mortgage loan electronically registered through the MERS® System, the sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement with respect to itself and to Master Funding LLC, as of the cut-off date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

(a)  The information set forth in the mortgage loan schedule on the closing date is complete, true and correct;

(b)  Immediately prior to the conveyance of the mortgage loans by EMC or Master Funding LLC, as applicable, to the depositor pursuant to the mortgage loan purchase agreement, EMC or Master Funding LLC, as applicable, was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell or assign the same pursuant to the mortgage loan purchase agreement;

(c)  The mortgaged property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(d)  The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(e)  A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of EMC or Master Funding LLC’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring EMC or Master Funding LLC and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. EMC or Master Funding LLC, as applicable, is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(f)  The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the Trustee on behalf of the certificateholders; and

(g)  At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the custodian, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the closing date.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the securities administrator and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

  The Originators

The principal originators of the mortgage loans are: Aames Capital Corporation with respect to approximately 10.48% and 19.61% of the mortgage loans in loan group I and loan group II, respectively, and approximately 14.71% of the mortgage loans in the aggregate; and ResMAE Mortgage Corporation with respect to approximately 50.94% and 39.81% of the mortgage loans in loan group I and loan group II, respectively, and approximately 45.79% of the mortgage loans in the aggregate. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans.

ResMAE Mortgage Corporation

ResMAE Mortgage Corporation, referred to in this free writing prospectus as ResMAE, a Delaware corporation, was originally founded by M. Jack Mayesh, Edward Resendez and William K. Komperda. On October 1, 2003 ResMAE LLC was restructured and recapitalized through the sale of a portion of its stock to a strategic partner, TH Lee Putnam Ventures, in a newly formed Delaware Holding subsidiary of ResMAE Financial Corporation.

On November 13, 2003, the Originator, ResMAE Mortgage Corporation (“ResMAE”), was founded as a wholly owned subsidiary of ResMAE Financial Corporation.

ResMAE focuses its resources on the origination, sale and servicing of subprime and Alt-A credit quality, first and second lien residential mortgage loans via their wholesale/broker operations.

Retail Originations. The following table summarizes ResMAE’s retail originated one- to four-family residential mortgage loan origination activity for the periods shown below. Origination and sales activity may include mortgage loans purchased by ResMAE from other loan originators.

Retail Originations

	Year Ended December 31,
	2003	2004	2005

Originations	$543,016,908	$2,680,544,017	$6,865,373,566

ResMAE Underwriting Guidelines

The underwriting guidelines of ResMAE are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the property offered as collateral and the applicant’s credit standing and repayment ability. Applicants who qualify under the underwriting guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

The underwriting standards of ResMAE are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. ResMAE considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to income ratio (referred to herein as the Debt Ratio), as well as the value, type and use of the mortgaged property.

Substantially all of the mortgage loans originated by ResMAE are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by ResMAE based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker agreement and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

Total Score Program. ResMAE has one underwriting program called the “TotalScore Program.” Within this underwriting program, there are three documentation types, the “Full Documentation,” the “Limited Documentation” and the “Stated Income.” While each underwriting program is intended to assess the risk of default, the TotalScore Program makes greater use of credit bureau risk scores (referred to herein as the Credit Bureau Risk Score). The Credit Bureau Risk Score is used in conjunction with, among other factors, mortgage payment history and seasoning on bankruptcy and/or foreclosure and as an aid to, not a substitute for, the underwriter’s judgment. The underwriting staff fully reviews each loan to determine whether ResMAE’s guidelines for income, assets, employment and collateral are met.

The TotalScore Program was developed to simplify the origination process for the licensed mortgage brokers approved by ResMAE. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods (i.e., mortgage and other credit delinquencies), the TotalScore Program relies upon a borrower’s Credit Bureau Risk Score, mortgage ratings and seasoning on bankruptcy and/or foreclosure initially to determine a borrower’s likely future credit performance. Licensed mortgage brokers are able to access Credit Bureau Risk Scores at the initial phases of the loan application process and use the score to determine a borrower’s interest rate based upon the TotalScore Program risk-based pricing matrix (subject to final loan approval by ResMAE).

Under the TotalScore Program, ResMAE requires that the Credit Bureau Risk Score of the primary borrower (the borrower with at least 51.00% of total income) be used to determine program eligibility. Credit Bureau Risk Scores must be obtained from at least two national credit repositories with the lower of two scores being utilized in program eligibility determination. If Credit Bureau Risk Scores are obtained from three credit repositories, the middle of the three scores is utilized. In all cases, a borrower’s complete credit history must be detailed in the credit report that produces a given Credit Bureau Risk Score. Generally, the minimum Credit Bureau Risk Score allowed under the TotalScore Program is 500.

All of the mortgage loans were underwritten by ResMAE’s underwriters having the appropriate signature authority. Each underwriter is granted a level of authority commensurate with their proven judgment, maturity and credit skills. On a case by case basis, ResMAE may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant’s current address. A substantial portion of the Mortgage Loans represent such underwriting exceptions.

Full and Limited Income Documentation. ResMAE’s underwriters verify the income of each applicant under the Full Documentation and Limited Documentation programs. Under Full Documentation, applicants are generally required to submit verification of stable year to date income and the preceding year’s income; under Limited Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements. Under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. Under all programs, the income stated must be reasonable and customary for the applicant’s line of work; also, a pre-closing audit is conducted to confirm that the borrower is employed as stated on the mortgage application. Verification may be made through phone contact to the place of business, obtaining a valid business license or through Nexis On-Line Services.

Appraisal Review. ResMAE originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. The underwriting guidelines of ResMAE are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and generally require an appraisal of the mortgaged property which conforms to Freddie Mac and/or Fannie Mae standards, and if appropriate, a review appraisal. Generally, appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by the Originator. In most cases, ResMAE relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required in order to become approved to do business with ResMAE. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser’s value of the mortgaged premises.

ResMAE requires title insurance on all first mortgage loans secured by liens on real property. ResMAE also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related mortgage loan or the replacement cost of the premises, whichever is less.

Quality Control. ResMAE conducts a number of quality control procedures, including a post funding compliance audit as well as a full re-underwriting of a random selection of mortgage loans to assure asset quality. Under the compliance audit, all mortgage loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the post- funding quality procedure, a random selection of each month’s originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is provided quarterly to loan production for response. The audit findings and responses are then reviewed by ResMAE’s senior management. Adverse findings are tracked monthly and reported quarterly. This review procedure allows ResMAE to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

Credit Score Requirements. The underwriting guidelines of ResMAE under the TotalScore Program generally have the following criteria for borrower eligibility:

“A1”: Minimum FICO of 500. No mortgage payment has been late in the last 12 months. 3 years since any foreclosure activity. 2 years since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Maximum of $5,000.00 aggregate on open collection/charge-offs on loan-to-values of less than or equal to 90% and a maximum of $2,500.00 aggregate on open collections/charge-offs on loan-to-values greater than 90%. Disregard collections/charge-offs that are over 24 months. Collection, charge-offs or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 100% with a minimum 600 FICO score. Loan-to-value ratios are reduced based on fico score, reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

“A2”: Minimum FICO of 500. One 30-day mortgage payment has been late in the last 12 months. Maximum one to six month rolling late mortgage payment permitted in the last 12 months. 3 years since any foreclosure activity. 2 years since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Maximum of $5,000.00 aggregate on open collection/charge-offs on loan-to-values of less than or equal to 90% and a maximum of $2,500.00 aggregate on open collections/charge-offs on loan-to-values greater than 90%. Disregard collections/charge-offs that are over 24 months. Collection, charge-offs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 100% with a minimum 580 FICO score. Loan-to-value ratios are reduced based on fico score, reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

“B1”: Minimum FICO of 500. Up to three 30-day mortgage payments have been late in the last 12 months. Maximum one to six month rolling late mortgage payment permitted in the last 12 months. No foreclosure activity in the last 2 years. 18 months since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Maximum of $5,000.00 aggregate on open collections/charge-offs. Disregard collections/charge-offs that are over 24 months. Collection, charge-offs or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 90% with a 550 FICO score. Loan-to-values are based on fico score, reduced for reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

“B2”: Minimum FICO of 500. Up to one 60-day mortgage payment has been late in the last 12 months. No foreclosure activity in the last 2 years. 18 months since Chapter 7 bankruptcy discharge or Chapter 13 bankruptcy filing or more than 90 days since Chapter 13 bankruptcy discharge. No liens or judgments affecting title may remain open after the funding of the loan. Maximum of $5,000.00 aggregate on open collections/charge-offs. Disregard collections/charge-offs that are over 24 months. Collection, charge-offs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 85% with a 550 FICO score. Loan-to-value ratios are reduced based on fico score, reduced income documentation, non owner occupied properties, second homes, properties with 3-4 units or properties with rural characteristics.

“C1”: Minimum FICO of 500. Up to one 90-day mortgage payment has been late in the last 12 months. One year since any foreclosure activity. Chapter 7 bankruptcy must be discharged and Chapter 13 bankruptcy must be discharged or paid through the loan. No liens or judgments affecting title may remain open after the funding of the loan. Collection, charge-offs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 80% with a minimum 550 FICO score. Loan-to-value ratios are reduced based on fico score, reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 unit characteristics.

“C2”: Minimum FICO of 500. Up to two 90-day mortgage payments have been late or one 120-day mortgage payment has been late in the last 12 months. Any foreclosure activity may be released prior to the date of application. Chapter 7 bankruptcy must be discharged and Chapter 13 bankruptcy must be discharged or paid through the loan. No liens or judgments affecting title may remain open after the funding of the loan. Collection, chargeoffs, or judgments not affecting title may be required to be paid through closing. The maximum loan-to-value ratio is 70% with a minimum 500 FICO score. Loan-to-value ratios are reduced based on fico score, reduced income documentation, non-owner occupied properties, second homes, properties with 3-4 unit characteristics.

Generally, for Full Documentation and Limited Documentation Programs, Debt Ratios must be 55% or less on loan-to-value ratios of 85% or less and Debt Ratios of 50% or less are required on loan-to-value ratios greater than 85%. For Stated Documentation Program the a Debt Ratios of 50% or less is required.

  STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2006-he4.

Information provided through the internet address above will not be deemed to be a part of this free writing prospectus, the prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

  THE ISSUING ENTITY

Bear Stearns Asset Backed Securities I Trust 2006-HE4 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-HE4 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment of Agreement” in the prospectus.

The assets of Bear Stearns Asset Backed Securities I Trust 2006-HE4 will consist of the mortgage loans and certain related assets.

Bear Stearns Asset Backed Securities I Trust 2006-HE4’s fiscal year end is December 31.

  THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since December 31, 2005, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

  THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and Bear, Stearns & Co. Inc. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		October 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	62,603	$16,389,481,833.81
Alt-A Fixed	15,907	$3,638,653,583.24	11,011	$2,478,381,379.40	15,444	$3,370,889,688.07
HELOC	-	$-	-	$-	9,309	$509,391,438.93
Neg-Am ARM	-	$-	-	$-	20,804	$7,515,084,661.26
Prime ARM	16,279	$7,179,048,567.39	30,311	$11,852,710,960.78	23,962	$11,960,110,456.13
Prime Fixed	2,388	$1,087,197,396.83	1,035	$509,991,605.86	1,346	$426,879,747.26
Prime Short Duration ARM	7,089	$2,054,140,083.91	23,326	$7,033,626,375.35	12,707	$4,687,378,638.50
Reperforming	2,800	$247,101,330.36	2,802	$311,862,677.46	1,610	$143,455,015.55
Seconds	-	$-	14,842	$659,832,093.32	92,104	$4,493,592,921.53
SubPrime	29,303	$2,898,565,285.44	102,759	$14,578,747,677.08	84,042	$13,400,254,946.87
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.74	323,931	$62,896,519,347.91

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

  MASTER SERVICING AND SERVICING OF THE MORTGAGE LOANS

  General

LaSalle Bank National Association (“LaSalle”) will act as master servicer pursuant to the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. As of June 30, 2005, LaSalle had consolidated assets of approximately $69.7 billion. The long-term unsecured debt of LaSalle is rated “A+” by S&P, “Aa3” by Moody’s and “AA-” by Fitch Ratings.

LaSalle launched its master servicing business in June 2005 and since that time has served as master servicer on approximately 11 residential mortgage-backed securitization transactions with an outstanding principal balance of approximately $5.75 billion and involving mortgage loans and HELOCs. Though it is a new initiative, LaSalle’s master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry. As further described in the Pooling and Servicing Agreement, LaSalle, as master servicer, will (i) supervise, oversee and monitor the performance by the servicers of their obligations under the Pooling and Servicing Agreement and the Servicing Agreement, (ii) review certain reports, information and data provided to it by the servicers, (iii) enforce the obligations, covenants and conditions of the servicers as set forth in the Pooling and Servicing Agreement and the Servicing Agreement, as applicable (iv) monitor the servicers’ servicing activities with respect to each mortgage loan, (v) reconcile the results of such monitoring with the information and data provided to the master servicer by the servicers on a monthly basis, (vi) coordinate necessary corrective adjustments to the servicers’ and master servicer’s records, (vii) based on such reconciled and corrected information, provide such information to the securities administrator as shall be necessary in order for it to perform calculations in respect of the Certificates and prepare the monthly statement to certificateholders, and (viii) enforce any remedies available to the trust against any Servicer for the Servicer’s failure to perform its obligations under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, including terminating such Servicer and appointing a successor servicer (which could be the master servicer) as further specified in the Pooling and Servicing Agreement.

The depositor, sponsor, trustee and any Servicer may maintain other banking relationships in the ordinary course of business with the LaSalle. LaSalle’s corporate trust office for master servicing purposes is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services - BSABS 2006-HE4 or at such other address as LaSalle may designate from time to time.

EMC will act as servicer with respect to approximately 30% of the mortgage loans pursuant to the Pooling and Servicing Agreement. See “The Sponsor” in this free writing prospectus.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus and the Pooling and Servicing Agreement.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC’s servicing portfolio grew by approximately 113%.

As of October 31, 2005, EMC was acting as servicer for approximately 215 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004				As of October 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	2,439	$653,967,869	1.40%	4.75%	19,498	$4,427,820,708	7.96%	15.94%	50,528	$11,821,548,094	11.65%	21.25%
Alta-A Fixed	19,396	$3,651,416,057	11.14%	26.51%	25,539	$4,578,725,473	10.43%	16.48%	34,038	$6,268,800,717	7.85%	11.27%
Prime Arm	7,978	$868,798,347	4.58%	6.31%	8,311	$1,045,610,015	3.39%	3.76%	8,910	$1,267,784,249	2.05%	2.28%
Prime Fixed	16,377	$1,601,411,491	9.40%	11.63%	14,560	$1,573,271,574	5.95%	5.66%	16,929	$2,343,126,437	3.90%	4.21%
Seconds	25,290	$690,059,169	14.52%	5.01%	39,486	$1,381,961,155	16.13%	4.98%	136,562	$6,239,175,080	31.48%	11.21%
Subprime	76,166	$5,058,932,126	43.73%	36.73%	114,436	$13,706,363,250	46.74%	49.34%	138,609	$19,037,928,201	31.95%	34.22%
Other	26,523	$1,249,014,373	15.23%	9.07%	23,010	$1,063,682,459	9.40%	3.83%	48,256	$8,655,251,712	11.12%	15.56%
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$27,777,434,635	100.00%	100.00%	433,832	$55,633,614,489	100.00%	100.00%

Pursuant to the Pooling and Servicing Agreement, the master servicer will be required to monitor the related servicer’s performance of its servicing obligations as set forth in the Pooling and Servicing Agreement, as applicable. In the event of a default by EMC under the Pooling and Servicing Agreement, the master servicer will be required to enforce any remedies against EMC and shall, as further specified in the Pooling and Servicing Agreement, terminate the rights and obligations of EMC thereunder and either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

Wells Fargo Bank, N.A. will act as servicer with respect to approximately 70% of the mortgage loans (the “Wells Fargo Loans”) pursuant to the Amended and Restated Master Seller’s Warranties and Servicing Agreement (as modified, the “Wells Fargo Servicing Agreement”, dated as of November 1, 2005, between EMC and Wells Fargo. The Wells Fargo Servicing Agreement will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the “Wells Fargo Assignment Agreement”), dated as of April 28, 2006, among Wells Fargo Bank, EMC and the trustee on behalf of the certificateholders, except for the rights to enforce the representations and warranties with respect to the Wells Fargo Loans, which will be retained by EMC in its capacity as seller of the Wells Fargo Loans to the trust. Wells Fargo will be responsible for the servicing of the mortgage loans pursuant to the Wells Fargo Servicing Agreement, and the master servicer will be required to monitor its performance. In the event of a default by Wells Fargo under the Wells Fargo Servicing Agreement, the master servicer will be required to enforce any remedies against Wells Fargo and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

Wells Fargo Bank

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Fixed Rate First Lien Subprime Loans, Adjustable Rate First Lien Subprime Loans and Second Lien Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Subprime Loans and Second Lien Subprime Loans:

	As of		As of		As of
	December 31, 2003		December 31, 2004		December 31, 2005
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
First Lien Subprime Loans	91,491	$12,527,230,580	136,814	$19,729,933,615	174,704	$26,301,059,617
Second Lien Subprime Loans	*	*	*	*	*	*

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* Wells Fargo Bank does not have a material servicing portfolio of Second Lien Subprime Loans for the periods indicated.

Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the mortgage loan from that collection queue.

When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

  Collection and Other Servicing Procedures

The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the Pooling and Servicing Agreement or the related servicing agreement, as applicable.

In instances in which a loan is in default, or if default is reasonably foreseeable, each servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated realized loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the Pooling and Servicing Agreement or in the related servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor and the related servicer has knowledge thereof, the related servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related servicer may be unable to enforce due on sale clauses, we refer you to “Material Legal Aspects of the Loans—Due on Sale Clauses in Mortgage loans” in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the related servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The servicers will establish and maintain, in addition to the protected account described below under “—Protected Account,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and Servicing Agreement or the related servicing agreement, as applicable. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement or the related servicing agreement, as applicable, and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Pooling and Servicing Agreement or the related servicing agreement.

The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Pooling and Servicing Agreement or the related servicing agreement.

  Hazard Insurance

The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Pooling and Servicing Agreement or the related servicing agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the related servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the related servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the hazard insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicers, on behalf of the trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The servicers are required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

  Realization Upon Defaulted Mortgage Loans

The servicers will take such action either as each such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Pooling and Servicing Agreement or the related servicing agreement, as applicable, the related servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The related servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

  Master Servicing and Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive on each distribution date a fee as compensation for its activities under the Pooling and Servicing Agreement equal to 1/12 of 0.0115% multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. Each servicer will be entitled to a servicing fee on each distribution date equal to 1/12 of the servicing fee rate multiplied by, with respect to each mortgage loan serviced by EMC, the Stated Principal Balance of each such mortgage loan payable solely from interest collections, and with respect to each mortgage loan serviced by Wells Fargo Bank, the unpaid principal balance of each such mortgage loan payable solely from interest collections, as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum with respect to the mortgage loans serviced by EMC and by Wells Fargo Bank. Interest shortfalls on the mortgage loans serviced by EMC resulting from prepayments in full or in part in any calendar month will be offset by EMC on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus. The master servicer will be obligated to make such compensating interest payments up to an amount equal to the portion of the master servicing fee payable to the master servicer in the event that the related servicer is required to make such payments and fails to do so.

In addition to the primary compensation described above, the related servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The related servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

  Protected Account

The servicers will establish and maintain one or more custodial accounts (referred to in this free writing prospectus as the protected accounts) into which they will deposit daily or at such other time specified in the Pooling and Servicing Agreement or the related servicing agreement, as applicable, all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the related servicer’s own funds, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement or the related servicing agreement and shall meet the requirements of the rating agencies.

With respect to the mortgage loans, the related servicer will retain in the protected account for distribution directly to the master servicer the daily collections of interest and principal, Insurance Proceeds, Subsequent Recoveries and the repurchase price with respect to any repurchased mortgage loans.

On the date specified in the Pooling and Servicing Agreement or the related servicing agreement, as the case may be, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to the master servicer for deposit in the Master Servicer Collection Account.

  The Master Servicer Collection Account

The master servicer shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Master Servicer Collection Account”) into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer’s own funds (less the master servicer’s expenses and the master servicing fee, as provided in the Pooling and Servicing Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies. The Master Servicer Collection Account may be a sub-account of the Distribution Account for so long as LaSalle Bank National Association is the master servicer and LaSalle Bank National Association is the securities administrator. The amount at any time credited to the related Master Servicer Collection Account may be invested for the benefit of the securities administrator in permitted investments selected by the securities administrator, and the securities administrator shall be entitled to any amounts earned and will be liable for any losses on such permitted investments in the related Master Servicer Collection Account. The master servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

(i)  Any amounts received from a servicer;

(ii)  Any advance and compensating interest payments;

(iii)  Any Insurance Proceeds or Liquidation Proceeds received by the master servicer which were not deposited in a protected account or other permitted account;

(iv)  The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the related loan group; and

(v)  Any amounts required to be deposited with respect to losses on permitted investments.

Any other amounts received by or on behalf of the master servicer or the trustee and required to be deposited in the Master Servicer Collection Account pursuant to the Pooling and Servicing Agreement.

  Distribution Account

The securities administrator will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account, referred to in this prospectus supplement as the Distribution Account, into which on the business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the Master Servicer Collection Account and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited in the Distribution Account shall be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested for the benefit of the securities administrator, in such permitted investments set forth in the Pooling and Servicing Agreement.

Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

On each distribution date, the securities administrator will withdraw available funds from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distributions on the Certificates.” Each of the trustee and the custodian will be entitled to compensation for its services under the Pooling and Servicing Agreement and the custodial agreements which shall be paid by the master servicer. The securities administrator shall be entitled to any earnings on any amounts on deposit in the related Master Servicer Collection Account and the Distribution Account as compensation for its duties under the Pooling and Servicing Agreement. The securities administrator, the trustee and the custodian will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and Servicing Agreement prior to the distribution of the related available distribution amount.

Each of the trustee, the securities administrator and the custodian will also be entitled to be reimbursed for their respective expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement or the applicable custodial agreement prior to the distribution of the related available distribution amount.

  Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest as a “Prepayment Interest Shortfall”). In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the servicers for such month will, to the extent of such shortfall, be remitted by the related servicer to the master servicer for deposit in the Master Servicer Collection Account. We refer to such deposited amounts as “Compensating Interest.” In the event the related servicer fails to remit such compensating interest payments, the master servicer will be required to do so to the extent described in the Pooling and Servicing Agreement. Any such deposit or remittance by the master servicer or the related servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

  Advances

If the scheduled payment on a mortgage loan (other than any balloon payments) which was due on a related due date is delinquent as set forth in the Pooling and Servicing Agreement or the related servicing agreement, as applicable, for example as a result of application of the Relief Act or similar state laws, the related servicer will remit to the master servicer, with respect to the mortgage loans serviced by it, for deposit in the Master Servicer Collection Account within the number of days prior to the related distribution date set forth in the Pooling and Servicing Agreement, an amount equal to such delinquency, net of the related servicing fee rate except to the extent the related servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the related servicer until the liquidation of the related mortgaged property. Failure by the related servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement or the related servicing agreement, as applicable, will constitute an event of default under such agreement. Such event of default by the related servicer shall then obligate the master servicer, subject to a non-recoverability determination, to advance such amounts to the Distribution Account to the extent provided in the Pooling and Servicing Agreement. Any failure of the master servicer to make such advances will constitute an event of default. See “Description of the Certificates—Events of Default” in this free writing prospectus.

  Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before March 15 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer (who will provide to the depositor) a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the securities administrator and the master servicer on or before March 15 of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, such servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or the related servicing agreement, as applicable, throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

  Certain Matters Regarding the Master Servicer and the Depositor

The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

•
the master servicer has proposed a successor master servicer (who shall also have agreed to serve as securities administrator) to the trustee and the trustee has consented to the appointment of such successor master servicer, with such consent not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of Class A Certificates and Class M Certificates.

In addition, the master servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation or removal will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the Pooling and Servicing Agreement. At any time the master servicer resigns or is removed under the Pooling and Servicing Agreement, the securities administrator shall likewise be terminated as securities administrator thereunder so long as the master servicer and securities administrator are affiliated.

The Pooling and Servicing Agreement will further provide that neither the master servicer, nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer, nor the depositor nor any such person will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Class A Certificates and Class M Certificates.

  DESCRIPTION OF THE CERTIFICATES

  General

The trust will issue the certificates pursuant to the Pooling and Servicing Agreement, which will be filed with the Commission in a current report on Form 8-K following the issuance of the certificates. The certificates (the “Certificates”) consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to collectively in this free writing prospectus as the offered certificates, and the Class M-10, Class R-1, Class R-2, Class R-3, Class RX, Class P and Class CE Certificates, which we are not offering by this free writing prospectus. We refer to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates collectively in this free writing prospectus as the Class I-A Certificates; we refer to the Class I-A Certificates and the Class II-A Certificates collectively in this free writing prospectus as the Class A Certificates or the senior certificates; and we refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates collectively in this free writing prospectus as the Class M Certificates or the subordinated certificates. We refer to the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates collectively in this free writing prospectus as the offered certificates. We refer to the Class R-1, Class R-2, Class R-3 and Class RX Certificates collectively in this free writing prospectus as the Class R Certificates or the residual certificates.

The initial owner of the Class R Certificates is expected to be the Bear, Stearns Securities Corp.

The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

The aggregate principal balance of the mortgage loans reflected in this free writing prospectus is greater than the sum of the aggregate certificate principal balance of the Class A Certificates and Class M Certificates and the overcollateralization amount because the certificate principal balance of the certificates are based on an expected aggregate stated principal balance of the mortgage loans as of the cut-off date. However, the final certificate principal balances of the certificates will be based on the final aggregate principal balance of the mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool, such that the aggregate principal balance of the mortgage loans will be equal to the sum of the aggregate certificate principal balance of the Class A Certificates and Class M Certificates and the overcollateralization amount.

  Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the securities administrator is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner’s percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical certificates, and thereafter the securities administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the trust, the trustee or the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Glossary

“Applied Realized Loss Amount” with respect to any class of Class A Certificates and Class M Certificates and as to any distribution date means the sum of the Realized Losses with respect to the mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Basis Risk Shortfall Carry Forward Amount” as of any distribution date for the Class A Certificates and Class M Certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of:

1.  The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate been calculated at a per annum rate equal to One-Month LIBOR plus the applicable Margin, over

2.  The amount of Current Interest that such class received on such distribution date at the related Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

•
the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such distribution date.

“Certificate Principal Balance” with respect to any class of Class A Certificates and Class M Certificates and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this free writing prospectus, or with respect to the Class M-10 Certificates approximately $7,400,000, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of Class A Certificates or Class M Certificates with the highest payment priority to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See “— Allocation of Losses” in this free writing prospectus.

“Class A Certificates” means any of the Class I-A-1, Class I-A-2, Class I-A-3 and Class II-A Certificates.

“Class A Principal Distribution Amount” with respect to the Class A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Principal Distribution Amount for that distribution date and (y) the excess, if any, of:

•	the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)     the product of (i) approximately 56.00% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)    the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $3,700,000 (subject to a variance of plus or minus 10%.

“Class I-A Principal Distribution Amount” with respect to the Class I-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

“Class II-A Principal Distribution Amount” with respect to the Class II-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

“Class M Certificates” means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

“Class M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)    the product of (i) approximately 63.60% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)    the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $3,700,000 (subject to a variance of plus or minus 10%).

“Class M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)    the product of (i) approximately 70.60% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)    the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $3,700,000 (subject to a variance of plus or minus 10%).

“Class M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)    the product of (i) approximately 74.80% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)    the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $3,700,000 (subject to a variance of plus or minus 10%).

“Class M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)    the product of (i) approximately 78.30% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)    the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $3,700,000 (subject to a variance of plus or minus 10%).

“Class M-5 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)    the product of (i) approximately 81.80% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)    the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $3,700,000 (subject to a variance of plus or minus 10%).

“Class M-6 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)    the product of (i) approximately 85.00% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)    the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $3,700,000 (subject to a variance of plus or minus 10%).

“Class M-7 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)    the product of (i) approximately 88.00% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)    the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $3,700,000 (subject to a variance of plus or minus 10%).

“Class M-8 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)     the product of (i) approximately 90.80% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)     the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $3,700,000 (subject to a variance of plus or minus 10%).

“Class M-9 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such distribution date) and (10) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)     the product of (i) approximately 92.80% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)     the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $3,700,000 (subject to a variance of plus or minus 10%).

“Class M-10 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution Amount and the Class M-9 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such distribution date), (10) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date (after taking into account the payment of the Class M-9 Principal Distribution Amount on such distribution date), and (11) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)    the product of (i) approximately 94.80% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)    the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $3,700,000 (subject to a variance of plus or minus 10%).

“Current Interest” with respect to each class of Class A Certificates and Class M Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Class A Certificates and Class M Certificates described under “Distributions on the Certificates — Interest Distributions” in this free writing prospectus.

“Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period).

“Due Period” with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Excess Cashflow” with respect to any distribution date is the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

“Excess Spread” with respect to any distribution date is the excess, if any, of the Interest Funds for such distribution date, over the Current Interest on the Class A Certificates and Class M Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under“Description of the Certificates—Excess Spread and Overcollateralization Provisions”) on such distribution date.

“Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date, over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Extra Principal Distribution Amount) and (b) the Excess Spread for such distribution date.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Group I Principal Distribution Amount” with respect to any distribution date is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

“Group I Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool as of the cut-off date.

“Group II Principal Distribution Amount” with respect to any distribution date is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

“Group II Swap Notional Allocation Percentage” with respect to any distribution date, means the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool as of the cut-off date.

“Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Interest Carry Forward Amount” with respect to each class of Class A Certificates and Class M Certificates and any distribution date, is the sum of:

•	the excess of:

(a) Current Interest for such class with respect to such distribution date and any prior distribution dates over

(b) the amount actually distributed to such class with respect to interest on such distribution dates, and

•
interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related accrual period including the accrual period relating to the current distribution date.

“Interest Funds” with respect to each loan group and any distribution date are equal to the sum for such distribution date, without duplication, of:

•
all scheduled interest collected in respect of the related mortgage loans, less the related servicing fee, the master servicing fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the sponsor, the servicers, the master servicer, the securities administrator, the trustee, the Supplemental Interest Trust Trustee and the Swap Administrator as provided in the Pooling and Servicing Agreement,

•	all advances relating to interest on the related mortgage loans,

•	all Compensating Interest,

•
Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in the related loan group,

•	the interest portion of proceeds of the repurchase of any mortgage loans in the related loan group, and

•	the interest portion of the purchase price of the assets of the trust upon exercise by the majority holder of the Class CE Certificates or EMC, as applicable, of the optional termination right, minus

•
any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates.

“Liquidation Proceeds” are all net proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the related servicer in connection with the disposition of any such properties.

“Margin” with respect to any distribution date on or prior to the first possible optional termination date and (i) with respect to the Class I-A-1 Certificates, [___]% per annum, (ii) with respect to the Class I-A-2 Certificates, [___]% per annum, (iii) with respect to the Class I-A-3 Certificates, [___]% per annum, (iv) with respect to the Class II-A Certificates, [___]% per annum, (v) with respect to the Class M-1 Certificates, [___]% per annum, (vi) with respect to the Class M-2 Certificates, [___]% per annum, (vii) with respect to the Class M-3 Certificates, [___]% per annum, (viii) with respect to the Class M-4 Certificates, [___]% per annum, (ix) with respect to the Class M-5 Certificates, [___]% per annum, (x) with respect to the Class M-6 Certificates, [___]% per annum, (xi) with respect to the Class M-7 Certificates, [___]% per annum, (xii) with respect to the Class M-8 Certificates, [___]% per annum, (xiii) with respect to the Class M-9 Certificates, [___]% per annum, (xiv) with respect to the Class M-10 Certificates, [___]% per annum, and with respect to any distribution date after the first possible optional termination date, the Margin will increase to (i) with respect to the Class I-A-2 Certificates, [___]% per annum, (ii) with respect to the Class I-A-3 Certificates, [___]% per annum, (iii) with respect to the Class II-A Certificates, [___]% per annum, (iv) with respect to the Class M-1 Certificates, [___]% per annum, (v) with respect to the Class M-2 Certificates, [___]% per annum, (vi) with respect to the Class M-3 Certificates, [___]% per annum, (vii) with respect to the Class M-4 Certificates, [___]% per annum, (viii) with respect to the Class M-5 Certificates, [___]% per annum, (ix) with respect to the Class M-6 Certificates, [___]% per annum, (x) with respect to the Class M-7 Certificates, [___]% per annum, (xi) with respect to the Class M-8 Certificates, [___]% per annum, (xii) with respect to the Class M-9 Certificates, [___]% per annum, and (xiii) with respect to the Class M-10 Certificates, [___]% per annum.

“Net Rate Cap” with respect to any distribution date, a per annum rate equal to the excess, if any, of (A) (1) with respect to the Class I-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; (2) with respect to the Class II-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group II as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; and (3) with respect to the Class M Certificates, the weighted average of the weighted average of the net mortgage rates of the mortgage loans in each loan group as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans of each loan group the aggregate Certificate Principal Balance of the related senior certificates, in each case over (B) the sum of (1) the Net Swap Payment payable to the Swap Provider and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12. The Net Rate Caps will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Net Rate Caps, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the master servicing fee and the lender paid mortgage insurance fee, if any.

“Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over (b) the aggregate Certificate Principal Balance of the Class A and Class M Certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

“Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the first five bullet points under the definition of Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

“Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Stepdown Date, approximately 2.60% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 2.60% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) approximately 5.20% (subject to a variance of plus or minust 1.00%) of the then current aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (ii) approximately $3,700,000 (subject to a variance of plus or minus 10%) or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

“Pass-Through Rate” with respect to each class of Class A Certificates and Class M Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under “ — Calculation of One-Month LIBOR” plus the related Margin, and (y) the related Net Rate Cap.

“Prepayment Period” with respect to a distribution date is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs in the case of the mortgage loans for which EMC is the servicer and such period as is provided in the related servicing agreement with respect to the other servicer.

“Principal Distribution Amount” with respect to each distribution date is equal to:

•	the Principal Funds for such distribution date, plus

•	any Extra Principal Distribution Amount for such distribution date, less

•	any Overcollateralization Release Amount for such distribution date.

“Principal Funds” with respect to each loan group and any distribution date are equal to the sum, without duplication, of:

•	the scheduled principal collected on the mortgage loans in the related loan group during the related Due Period or advanced on or before the servicer advance date,

•	prepayments in respect of the mortgage loans in the related loan group, exclusive of any prepayment charges, collected in the related Prepayment Period,

•	the Stated Principal Balance of each mortgage loan in the related loan group that was repurchased by the sponsor,

•
the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the sponsor in connection with a substitution of a mortgage loan,

•
all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans in the related loan group, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

•
the principal portion of the purchase price of the assets of the trust upon the exercise by the majority holder of the Class CE Certificates or EMC, as applicable, of the optional termination right; minus

•
any amounts required to be reimbursed to the sponsor, the servicers, the master servicer, the securities administrator, the trustee, the Supplemental Interest Trust Trustee or the Swap Administrator as provided in the Pooling and Servicing Agreement, and

•
any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid from any previous distribution dates.

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the related servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the related servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any distribution date is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

“Stated Principal Balance” of any mortgage loan means with respect to any distribution date the cut-off date principal balance thereof minus the sum of:

(i)	the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

(ii)
all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement or the related servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

(iii)	any Realized Loss thereon incurred during the related Prepayment Period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Stepdown Date” means the later to occur of:

(a)  the distribution date occurring in May 2009 and

(b)  the first distribution date for which the Current Specified Enhancement Percentage is greater than or equal to approximately 44.00% (subject to a variance of plus or minus 1.00%).

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

A “Trigger Event” with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) by (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool, in each case, as of the as of the last day of the related Due Period, exceeds 36.25% (subject to a variance of plus or minus 1.00%) of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the mortgage loans since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentage set forth below:

May 2009 through April 2010	3.45% with respect to May 2009, plus an additional 1/12th of the difference between 5.40% and 3.45% for each month thereafter (subject to a variance of plus or minus 1.00%)
May 2010 through April 2011	5.40% with respect to May 2010, plus an additional 1/12th of the difference between 6.75% and 5.40% for each month thereafter (subject to a variance of plus or minus 1.00%)
May 2011 through April 2012	6.75% with respect to May 2011, plus an additional 1/12th of the difference between 7.00% and 6.75% for each month thereafter (subject to a variance of plus or minus 1.00%)
May 2012 and thereafter	7.00% (subject to a variance of plus or minus 1.00%)

“Unpaid Realized Loss Amount” with respect to the Class A Certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class, over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

  Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,

•	which have been designated as such by the securities administrator and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor, the servicers or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period will, in the absence of manifest error, be final and binding.

  Distributions on the Certificates

General. On each distribution date, the securities administrator will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

The securities administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the securities administrator, then the securities administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Interest Distributions. On each distribution date, the securities administrator will withdraw the available funds from the Distribution Account for such distribution date and apply Interest Funds in the following manner and order of priority:

1.  From Interest Funds in respect of:

(a)  Loan Group I, to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(b)  Loan Group II, to the Class II-A Certificates, the Current Interest and then any Interest Carry Forward Amount for such class, in accordance with the amount of accrued interest due thereon;

2.  From remaining Interest Funds in respect of the non-related loan group, to the Class I-A Certificates and Class II-A Certificates, as applicable, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

3.  From remaining Interest Funds in respect of both loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the Current Interest for each such class.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class CE Certificates, and thereafter, to the accrued interest payable to the Class A Certificates and Class M Certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the Class A Certificates and Class M Certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the Excess Spread to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions”. The holders of the Class A Certificates and Class M Certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed as described below under “—Principal Distributions”. Any Excess Spread remaining after the distribution of the Extra Principal Distribution amount will be the Remaining Excess Spread and, together with any Overcollateralization Release Amount, will be applied as Excess Cashflow as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions. On each distribution date, the securities administrator will apply the Principal Distribution Amount for such distribution date in the following manner and order of priority:

(A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

1. To the Class A Certificates, the Principal Distribution Amount for such distribution date to be distributed as follows:

(a)  from the Group I Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(b)  from the Group II Principal Distribution Amount for such distribution date, to the Class II-A Certificates, until the Certificate Principal Balance thereof is reduced to zero;

2. To the Class M-1 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class M-2 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.  To the Class M-3 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.  To the Class M-4 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.  To the Class M-5 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.  To the Class M-6 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.  To the Class M-7 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.  To the Class M-8 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

10.  To the Class M-9 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

11.  To the Class M-10 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(B)  For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

1.  To the Class A Certificates, the Principal Distribution Amount for such distribution date to be distributed as follows:

(a)  from the Group I Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, in that order, the Class I-A Principal Distribution Amount for such distribution date, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(b)  from the Group II Principal Distribution Amount for such distribution date, to the Class II-A Certificates, the Class II-A Principal Distribution Amount for such distribution date, until the Certificate Principal Balances thereof are reduced to zero;

2.  To the Class M-1 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3.  To the Class M-2 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.  To the Class M-3 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.  To the Class M-4 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.  To the Class M-5 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.  To the Class M-6 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.  To the Class M-7 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.  To the Class M-8 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-8 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

10.  To the Class M-9 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-9 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

11.  To the Class M-10 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-10 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(C)  Notwithstanding the provisions of clauses (A) and (B) above, if on any distribution date the Class A Certificates related to a loan group are no longer outstanding, the portion of the applicable Principal Distribution Amount or the applicable Class A Principal Distribution Amount, as applicable, otherwise allocable to such Class A Certificates will be allocated to the remaining group of Class A Certificates in the same manner and order of priority described above.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Net Swap Payment or Swap Termination Payment is payable from principal collections, Principal Distribution Amounts will be deemed paid to the most subordinate class of certificates (other than the Class R Certificates and Class P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

  Excess Spread and Overcollateralization Provisions

Excess Spread will be required to be applied as Extra Principal Distribution Amount and distributed as part of the Principal Distribution Amount as described above under “—Distributions on the Certificates—Principal Distributions” with respect to the Class A Certificates and Class M Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. Any Remaining Excess Spread, together with any Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.  To the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under “—Interest Distributions” above and to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus, and (b) second, any Unpaid Realized Loss Amount for such classes for such distribution date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such class;

2.  From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, an amount equal to any Interest Carry Forward Amount to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

3.  From any remaining Excess Cashflow, to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount, if any, to the extent not covered by amounts paid pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

4.  From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such distribution date to the extent not covered by amounts paid pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

5.  From any remaining Excess Cashflow, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the amount of shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

6.  From any remaining Excess Cashflow, to the Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

7.  From any remaining Excess Cashflow, to the Class CE Certificates an amount specified in the Pooling and Servicing Agreement; and

8.  From any remaining Excess Cashflow, to the Class R Certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Class A Certificate or Class M Certificate has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

  Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

All fees are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)	0.500% per annum	mortgage loan interest collections
Master Servicing Fee(1)	0.0115%(2) per annum	mortgage loan interest collections

(1) The servicing fee and master servicing fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

(2) Subject to a variance of plus or minus 0.0005%.

  Allocation of Losses

Any Realized Losses on the mortgage loans will be applied on any distribution date as follows: first, to Excess Spread as part of the payment of the Extra Principal Distribution Amount, second, in reduction of any Overcollateralization Amount, third, to the Class M-10 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-9 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, twelfth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, thirteenth, to the related class or classes of Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero, and fourteenth, to the unrelated class or classes of Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the Class A Certificates from Remaining Excess Spread, according to the priorities set forth under “—Excess Spread and Overcollateralization Provisions” above.

No reduction of the Certificate Principal Balance of any class of offered certificates will be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of Class A Certificates and Class M Certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date.

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow.

In the event that a servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates” in this free writing prospectus, and the Certificate Principal Balance of each class of offered certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the Interest Funds or Principal Funds, as the case may be, for the related distribution date.

  Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, the swap provider, the trustee and the depositor a statement generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

2.	the total cashflows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.
the amount of the related distribution to holders of the Class A and Class M Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.
the amount of such distribution to holders of the Class A Certificates and Class M Certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement and the amount of coverage remaining under such credit enhancement;

6.	the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

7.
the Certificate Principal Balance of the Class A Certificates and Class M Certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

8.	the number and Stated Principal Balance of all the mortgage loans for the following distribution date, together with updated pool composition information;

9.	the Pass-Through Rate for each class of Class A Certificates and Class M Certificates for such distribution date and whether such rate was based on an interest rate cap;

10.
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the Due Period, and the general source of funds for reimbursements;

11.
the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

12.	the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.	the aggregate Stated Principal Balance of, and Realized Losses on, such mortgage loans as of the end of the related Prepayment Period;

14.
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus and whether the trigger was met;

15.	the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

16.	the cumulative Realized Losses through the end of the preceding month;

17.
the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans,

18.	material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

19.	material breaches of pool asset representation or warranties or transaction covenants;

20.	the amount of the Prepayment Charges remitted by the servicers and the amount on deposit in the related reserve fund;

21.
the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider;

22.	information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals, if applicable;

23.
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

24.	whether a trigger event exists; and

25.
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator’s internet website at www.etrustee.net. Assistance in using the website service can be obtained by calling the securities administrator’s transaction administrator desk at (312) 904-4839. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the issuing entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this free writing prospectus.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the securities administrator’s website referenced below under “Available Information”. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related certificates upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance”.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator promptly after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

  Amendment

The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor, the securities administrator and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee and the securities administrator have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor, the trustee and the securities administrator and with the consent of the holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

(a)  reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

(b)  cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

(c)  reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee and the securities administrator will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund’s REMIC elections to fail to qualify for REMIC status for federal tax purposes.

  Voting Rights

As of any date of determination,

•
holders of the Class A Certificates and Class M Certificates will be allocated 92% of all voting rights, allocated among such Class A Certificates and Class M Certificates in proportion to their respective outstanding Certificate Principal Balances,

•	holders of the Class CE Certificates will be allocated 3% of all voting rights, and

•	holders of each class of Class R Certificates and Class P Certificates will be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

  Optional Termination

The majority holder of the Class CE Certificates will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 10% of the Stated Principal Balance of the mortgage loans as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, EMC will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 5% of the Stated Principal Balance of the mortgage loans as of the cut-off date. We refer to such date as the optional termination date. In the event that the majority holder of the Class CE Certificates or EMC, as applicable, exercises such option, it will effect such repurchase at a price equal to the sum of:

•	100% of the Stated Principal Balance of each mortgage loan, other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan,

•
any unreimbursed out-of-pocket costs and expenses of the trustee, any servicer or the master servicer and the principal portion of any unreimbursed advances previously incurred by the related servicer in the performance of its servicing obligations, and

•	any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the majority holder of the Class CE Certificates or EMC, as applicable, is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

  Transfer of Servicing

Each servicer may sell and assign its rights and delegate its duties and obligations in its entirety as servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as servicer under the Pooling and Servicing Agreement or the related servicing agreement, as applicable, and any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to such servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to such servicer, the securities administrator and the trustee (at the expense of the related servicer); and (iii) the servicer assigning and selling the servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee and the securities administrator, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement or the related servicing agreement, as applicable, have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement or the related servicing agreement, as applicable. No such assignment or delegation will affect any liability of such servicer arising prior to the effective date thereof.

  Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, will terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, will not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option will again become exercisable on the first date of the subsequent Fiscal Quarter.

In addition, EMC will, at its option, purchase any mortgage loan from the trust if the first due date for such mortgage loan is subsequent to the cut-off date and the initial scheduled payment is not made within thirty (30) days of such due date. Such purchase will be made at a price equal to the purchase price.

  Events of Default

Events of default under the Pooling and Servicing Agreement include:

•
any failure by the master servicer to remit to the securities administrator any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure will have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

  Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee will, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans, whereupon the trustee will, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer will be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance will be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee will be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it will be unwilling so to act, or will, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee will act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor will agree; provided, however, that no such compensation will be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

  The Trustee

The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the first quarter of 2006, Citibank’s Agency & Trust group manages in excess of 3.3 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. Citibank, N.A. currently acts as trustee on approximately 151 various residential mortgage-backed transactions.

Citibank, N.A. may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove Citibank, N.A. if it ceases to be eligible to continue as such under the Pooling and Servicing Agreement, if it becomes incapable of acting, if it becomes insolvent, or if a receiver or public officer takes charge of Citibank, N.A. or its property, or if the credit rating of Citibank, N.A. falls below certain levels. Upon such resignation or removal of Citibank, N.A., the depositor will be entitled to appoint a successor trustee. Citibank, N.A. may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the trust. Any such resignation or removal of Citibank, N.A. and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

On and after the time the master servicer receives a notice of termination pursuant to the Pooling and Servicing Agreement, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Pooling and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Pooling and Servicing Agreement; provided, however, pursuant to the Pooling and Servicing Agreement, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $10,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and Servicing Agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Pooling and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Pooling and Servicing Agreement.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Pooling and Servicing Agreement concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Pooling and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Pooling and Servicing Agreement and to the rating agencies.

The trustee will transmit by mail to all Certificateholders and the Swap Provider, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all Certificateholders and the Swap Provider notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The Trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The compensation to the trustee for its duties as a trustee will be paid by the master servicer pursuant to a separate fee agreement.

  The Securities Administrator

LaSalle will be the securities administrator under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. As of June 30, 2005, the LaSalle had consolidated assets of approximately $69.7 billion. The long-term unsecured debt of LaSalle is rated “A+” by S&P, “Aa3” by Moody’s and “AA-” by Fitch Ratings.

LaSalle has extensive experience performing securities administration duties on securitizations of residential mortgage loans. Since 1994, LaSalle has performed securities administration duties on approximately 350 residential mortgage-backed securitization transactions involving assets similar to the HELOCs. As of March 31, 2006, LaSalle’s portfolio of residential mortgage-backed security transactions for which it performs securities administration services numbered approximately 309 with an outstanding Certificate balance of approximately $86.1 billion. Using information set forth in this free writing prospectus, the securities administrator will develop the cashflow model for the trust. Based on the monthly information provided by the servicers and the master servicer on the mortgage loans, the securities administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the servicers and the master servicer, the securities administrator will perform payment calculations, remit payments on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the servicers and the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the servicers or the master servicer.

The depositor, sponsor, trustee and any servicer may maintain other banking relationships in the ordinary course of business with the LaSalle. LaSalle’s corporate trust office for securities administration purposes is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services - BSABS 2006-HE4 or at such other address as LaSalle may designate from time to time.

The Custodian

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on approximately 1,000 residential mortgage loan securitization transactions and currently maintains approximately 2.5 million custody files in its Elk Grove Village, Illinois and Irvine, California locations. LaSalle’s two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodian. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodian. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

LaSalle and EMC are parties to certain custodial agreements whereby LaSalle, for consideration, provides custodial services to EMC for certain residential mortgage loans originated or purchased by it.

Pursuant to these custodial agreements, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by EMC to the depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

  THE INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with IXIS Financial Products Inc. (in that capacity, the “Swap Provider”) for the benefit of the holders of the Class A Certificates and Class M Certificates. The Interest Rate Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”). The Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Swap Administration Agreement and the Swap Account will not be assets of any REMIC.

Under the Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in May 2006, and ending with the distribution date in April 2011, the Swap Administrator (on behalf of the Supplemental Interest Trust) will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.350% per annum (subject to a variance of plus or minus 1.00%), (y) the product of (i) the notional amount for that distribution date set forth in the table below and (ii) 100, and (z) a fraction, the numerator of which is 30 (or, for the first distribution date, the actual number of days elapsed from the effective date as defined in the Interest Rate Swap Agreement to but excluding the first distribution date, on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Swap Administrator (on behalf of the Supplemental Interest Trust) a floating amount for that distribution date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, (y) the product of (i) the notional amount for that distribution date set forth in the table below, and (ii) 100 (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each applicable distribution date (a) by the Swap Administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Swap Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount.

The notional amount with respect to the Interest Rate Swap Agreement and each distribution date will be the related notional amount set forth below.

Month of Distribution Date	Interest Rate Swap Agreement Notional Amount ($) (the Notional Amount is subject to a variance of plus or minus 10%)
May 2006	7,400,000.00
June 2006	7,300,723.13
July 2006	7,179,706.91
August 2006	7,037,167.45
September 2006	6,873,510.52
October 2006	6,689,538.18
November 2006	6,486,027.97
December 2006	6,263,961.79
January 2007	6,025,116.40
February 2007	5,774,848.34
March 2007	5,527,909.77
April 2007	5,291,144.27
May 2007	5,064,769.39
June 2007	4,848,323.14
July 2007	4,641,361.40
August 2007	4,443,460.22
September 2007	4,254,215.18
October 2007	4,073,239.58
November 2007	3,900,164.58
December 2007	3,734,638.03
January 2008	3,576,323.73
February 2008	3,424,903.89
March 2008	3,280,183.31
April 2008	3,141,798.81
May 2008	3,009,412.30
June 2008	2,882,757.70
July 2008	2,761,581.25
August 2008	2,645,641.08
September 2008	2,534,763.02
October 2008	2,428,687.38
November 2008	2,327,177.03
December 2008	2,230,030.85
January 2009	2,137,059.20
February 2009	2,048,079.18
March 2009	1,962,923.85
April 2009	1,881,422.34
May 2009	1,803,404.59
June 2009	1,728,717.88
July 2009	1,657,217.38
August 2009	1,588,763.24
September 2009	1,523,223.44
October 2009	1,460,469.18
November 2009	1,400,378.94
December 2009	1,342,836.62
January 2010	1,287,731.58
February 2010	1,234,957.58
March 2010	1,184,413.36
April 2010	1,136,002.16
May 2010	451,756.10
June 2010	437,400.87
July 2010	423,498.32
August 2010	410,034.23
September 2010	396,994.88
October 2010	384,366.93
November 2010	372,137.48
December 2010	360,294.03
January 2011	348,824.39
February 2011	337,714.83
March 2011	326,955.88
April 2011	316,536.78

Payments under the Interest Rate Swap Agreement will terminate immediately following the distribution date in April 2011, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, an Early Termination Event or an Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Swap Administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “early termination date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver”

•	“Bankruptcy” and

•	“Merger without Assumption” (which generally relates to the Swap Provider),

as described in the Interest Rate Swap Agreement.

“Termination Events” under the Interest Rate Swap Agreement (each a “Swap Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax) and

•
“Tax Event Upon Merger” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in either case as a result of a merger), as described in the Interest Rate Swap Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement), including if the Swap Provider fails to comply with the Swap Downgrade Provisions (as defined below).

If the Swap Provider’s credit ratings are withdrawn or fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to, at its own expense and subject to approval of the applicable rating agencies, either (1) obtain a substitute swap provider with credit ratings at least equal to the specified levels which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, (3) post collateral under a Credit Support Annex, or (4) establish any other arrangement satisfactory to the applicable rating agencies, all as provided in the Interest Rate Swap Agreement; provided, further, that in the event that Swap Provider’s credit rating is withdrawn or reduced by S&P below a lower level specified in the Interest Rate Swap Agreement, then, within 10 days thereafter, the Swap Provider will be required to either (1) obtain a substitute Swap Provider with credit ratings at least equal to the specified levels which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement (collectively, the “Swap Downgrade Provisions”).

Upon the occurrence of a Swap Event of Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). With respect to Swap Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Swap Administrator or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed therein to and by the Swap Provider up to the end of the scheduled term of the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such amount has not been paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event. The trust’s obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the offered certificates.

Upon a Swap Early Termination, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider. To the extent that the Swap Administrator receives a Swap Termination Payment from the Swap Provider, the Swap Administrator will apply such Swap Termination Payment to appoint a successor swap provider. In the event that the Swap Administrator receives a Swap Termination Payment from the Swap Provider and a replacement swap agreement or similar agreement cannot be obtained within 30 days after receipt by the Swap Administrator of such Swap Termination Payment, then the Swap Administrator will deposit such Swap Termination Payment into a separate, non-interest bearing account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Swap Provider calculated in accordance with the terms of the original Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement. To the extent that the Swap Administrator is required to pay a Swap Termination Payment to the Swap Provider, any upfront payment received from the counterparty to a replacement swap agreement will be used to pay such Swap Termination Payment.

A “Swap Provider Trigger Event” will mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Provider

IXIS Financial Products Inc. (“IXIS”), a Delaware corporation, is a wholly-owned subsidiary of IXIS Capital Markets North America Inc., which is a subsidiary of IXIS Corporate & Investment Bank (“IXIS CIB”), a French bank organized as a société anonyme. IXIS trades in U.S. Treasury and mortgage-backed securities, municipal bonds and other fixed-income instruments, derivatives and other structured products and participates in other financing activities in the capital markets. IXIS changed its name from CDC Financial Products Inc. in November 2004.

IXIS has long-term debt ratings from Standard & Poor's and Moody's of AAA and Aaa, respectively, and short-term debt ratings from Standard & Poor's and Moody's of A-1+ and P-1, respectively, with respect to its obligations that are entered into on or before January 23, 2007 with a scheduled maturity date on or before January 23, 2017, based upon a guarantee of its obligations by IXIS CIB with recourse to Caisse des Dépôts et Consignations. IXIS has long-term debt ratings from Standard & Poor's and Moody's of AA and Aa2, respectively, with respect to its obligations that are entered into either (i) on or before January 23, 2007 with a scheduled maturity date after January 23, 2017 or (ii) after January 23, 2007 regardless of the scheduled maturity date, based upon a guarantee of its obligations by IXIS CIB with no recourse to Caisse des Dépôts et Consignations. IXIS CIB has long-term debt ratings from Standard & Poor's, Moody's and Fitch of AAA, Aaa and AAA, respectively, and short-term debt ratings from Standard & Poor's, Moody's and Fitch of A-1+, P-1 and F1+, respectively, with respect to its obligations that have recourse to Caisse des Dépôts et Consignations. IXIS CIB has long-term debt ratings from Standard & Poor's, Moody's and Fitch of AA, Aa2 and AA, respectively, with respect to its obligations that do not have recourse to Caisse des Dépôts et Consignations. IXIS CIB changed its name from CDC IXIS Capital Markets in November 2004.

IXIS CIB is a subsidiary of Caisse Nationale des Caisses d’Epargne et de Prévoyance (“CNCEP”), a French bank organized as a société anonyme à directoire et conseil de surveillance. CNCEP is a credit institution, licensed as a bank.

Caisse des Dépôts et Consignations is a special national legislative public entity of the Republic of France which operates under the supervision of an independent supervisory board composed of representatives of the French Parliament, magistrates, the director of the French Treasury and the Governor of Banque de France, the French central bank.

IXIS Capital Markets North America Inc. will provide without charge a copy of the most recent publicly available annual report of IXIS Capital Markets North America Inc., IXIS CIB, CNCEP and Caisse des Dépôts et Consignations. Written requests should be directed to David L. Askren, Corporate Secretary, IXIS Capital Markets North America Inc., 9 West 57th Street, New York, New York 10019; telephone (212) 891 6152.

The Swap Provider has not participated in the preparation of this free writing prospectus and has not reviewed and is not responsible for any information contained in this free writing prospectus, other than the information contained in the immediately preceding paragraphs.

The aggregate “significance percentage” of the Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

THE SWAP ADMINISTRATION AGREEMENT

LaSalle Bank National Association will act as swap administrator (in such capacity, the “Swap Administrator”) under a swap administration agreement (the “Swap Administration Agreement”). The Swap Administrator will only be obligated to make payments to holders of the offered certificates to the extent that it receives the funds from the Swap Provider. The Swap Administrator will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that it receives the funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as securities adminsitrator will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Swap Administrator.

On or before each distribution date, as applicable, Net Swap Payments payable by the Swap Provider to the Swap Administrator under the Interest Rate Swap Agreement will be deposited by the Swap Administrator into the Swap Account. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Swap Account in respect of the Interest Rate Swap Agreement and distribute such amounts to the Certificates in the following order of priority:

first, to each class of Class A Certificates, on a pro rata basis, to pay accrued interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans, in each case to the extent not fully paid as described under “Description of the Certificates — Distributions on the Certificates—Interest Distributions” above;

second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, to pay accrued interest, in each case to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above, and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above;

third, to pay, first to the Class A Certificates, on a pro rata basis, based on the amount of such Basis Risk Shortfall Carry Forward Amounts, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts for such distribution date; and

fourth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by Excess Spread and to be distributed in the same manner and priority as the Principal Distribution Amount and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

Any such amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments payable to the Swap Provider and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event payable to the Swap Provider (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the Class A Certificates and Class M Certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider in the following order of priority:

first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the Class A Certificates and Class M Certificates and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

  General

The weighted average life of, and the yield to maturity on, each class of Class A Certificates and Class M Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Approximately 81.88% of the mortgage loans in loan group I by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination; approximately 77.80% of the mortgage loans in loan group II by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination; and approximately 79.99% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the applicable servicer, please see “The Mortgage Pool—Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

These penalties, if still applicable and if enforced by the related servicer would typically discourage prepayments on the mortgage loans. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the other classes of Certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors are encouraged to conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Class A Certificates and Class M Certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related group at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the Class A Certificates and Class M Certificates;

•	the final Overcollateralization Target Amount, Stepdown Date and the final Trigger Event;

•	the delinquency and default experience of the mortgage loans; and

•
the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class CE Certificates and the Class R Certificates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Class A Certificates and Class M Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates” and “ — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of the Class A Certificates and Class M Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

  Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of the offered certificates purchased at a discount, an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net Rate Cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its Net Rate Cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any Excess Spread is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts. See “Description of the Certificates — Excess Spread and Overcollateralization Provisions”, “The Interest Rate Swap Agreement”.

To the extent that the Pass-Through Rate on the offered certificates is limited by the related Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread may be used. However, there can be no assurance that the Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the related Net Rate Cap, there will be little or no excess interest.

In the case of the Interest Rate Swap Agreement, in the event of a decrease in One-Month LIBOR, the amount of Excess Spread available to the offered certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) paid to the Swap Provider as described in this free writing prospectus. In addition, the related Net Rate Cap and therefore the Pass-Through Rate on the offered certificates may be reduced by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the Swap Provider as described in this free writing prospectus.

The “last scheduled distribution date” for each class of offered certificates (other than the Class I-A-1 Certificates and Class I-A-2 Certificates) is the distribution date in May 25, 2036, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans, and no Excess Spread on any distribution date, the last scheduled distribution date for the Class I-A-1 Certificates and Class I-A-2 Certificates is the distribution date in October 25, 2029 and February 25, 2036, respectively. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments on the related mortgage loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•	Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described in this free writing prospectus, and

•
the majority holder of the Class CE Certificates may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 10% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus. If the majority holder of the Class CE Certificates does not exercise such right, EMC may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 5% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.91% CPR (precisely 21%/11), in the case of the fixed rate mortgage loans, and an additional approximate 2.82% CPR (precisely 31%/11) in the case of the adjustable rate mortgage loans, each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR, in the case of the fixed rate mortgage loans, and 35% CPR, in the case of the adjustable rate mortgage loans, for the remainder of the life of such pool.

There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the mortgage loans in the respective loan groups prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in May 2006, in accordance with the payment priorities defined in this free writing prospectus;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in May 2006, there are no shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in April 2006, and include 30 days interest thereon;

•	the level of One-Month LIBOR and Six-Month LIBOR remains constant at 5.00% and 5.12% per annum, respectively;

•
the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to One-Month LIBOR and Six-Month LIBOR (as described above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

•
scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods);

•
scheduled payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the bullet point above;

•	the closing date for the certificates is April 28, 2006;

•	the Overcollateralization Target Amount, the Stepdown Date and the Trigger Event are described in this free writing prospectus (without variance);

•
except as indicated with respect to the weighted average lives, the majority holder of the Class CE Certificates or EMC, as applicable, does not exercise its right to purchase the assets of the trust fund on the optional termination date; and

•	each loan group consists of the mortgage loans having the approximate characteristics described below:

Loan Number	Group	Current Balances ($)	Current Mortgage Rate (%)	Aggregate Expense Rate (%)	Remaining Term to Maturity (in months)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)
1	I	14,812,084.75	6.975	0.512	356	480	476	N/A	N/A
2	I	40,938,688.49	7.209	0.512	N/A	347	343	N/A	N/A
3	I	836,265.95	7.975	0.512	N/A	360	355	N/A	N/A
4	I	924,868.24	9.070	0.512	N/A	360	358	6.587	1.000
5	I	102,842,066.26	8.367	0.512	N/A	360	357	6.277	1.987
6	I	87,115,006.44	8.211	0.512	358	480	478	6.155	1.339
7	I	90,306,519.61	7.818	0.512	N/A	360	357	6.100	2.089
8	I	2,819,721.83	7.706	0.512	N/A	360	355	6.722	2.712
9	I	4,543,689.44	7.869	0.512	N/A	360	356	6.635	2.881
10	I	224,331.00	8.943	0.512	N/A	360	356	6.507	3.000
11	I	1,133,594.04	6.786	0.512	N/A	360	355	5.875	3.266
12	I	43,215,990.55	11.102	0.512	177	360	357	N/A	N/A
13	I	354,673.39	11.002	0.512	176	360	356	N/A	N/A
14	I	6,952,354.54	11.288	0.512	N/A	337	335	N/A	N/A
15	I	283,028.68	11.777	0.512	N/A	283	281	N/A	N/A
16	II	14,884,705.08	7.229	0.512	357	480	477	N/A	N/A
17	II	69,554,463.94	7.405	0.512	N/A	338	335	N/A	N/A
18	II	1,015,254.44	8.004	0.512	N/A	360	357	N/A	N/A
19	II	841,139.27	9.524	0.512	N/A	360	358	5.722	1.000
20	II	138,400,673.50	8.802	0.512	N/A	360	357	6.086	1.898
21	II	51,985,633.61	8.635	0.512	358	480	478	6.242	1.302
22	II	52,552,544.11	8.199	0.512	N/A	360	357	6.004	2.572
23	II	5,644,265.35	7.698	0.512	N/A	360	356	6.259	2.757
24	II	1,046,004.62	8.012	0.512	358	480	478	6.206	2.209
25	II	6,772,432.87	7.690	0.512	N/A	360	356	5.957	2.817

Loan Number	Group	Subsequent Periodic Rate Cap (%)	Minimum Gross Mortgage Rate (%)	Maximum Gross Mortgage Rate (%)	Number of Months Until First Rate Adjustment	Rate Adjustment Frequency (in months)	Index	Remaining Interest Only Period (in months)
1	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	I	N/A	N/A	N/A	N/A	N/A	N/A	86
4	I	1.000	9.070	15.070	4	6	6 Mo. LIBOR	N/A
5	I	1.030	8.272	14.435	21	6	6 Mo. LIBOR	N/A
6	I	1.011	8.189	14.225	22	6	6 Mo. LIBOR	N/A
7	I	1.055	7.711	13.921	21	6	6 Mo. LIBOR	52
8	I	1.036	7.706	13.784	31	6	6 Mo. LIBOR	N/A
9	I	1.037	7.518	13.906	32	6	6 Mo. LIBOR	69
10	I	1.219	8.943	15.162	56	6	6 Mo. LIBOR	N/A
11	I	1.000	6.328	12.746	55	6	6 Mo. LIBOR	63
12	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	I	N/A	N/A	N/A	N/A	N/A	N/A	56
14	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	I	N/A	N/A	N/A	N/A	N/A	N/A	81
16	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18	II	N/A	N/A	N/A	N/A	N/A	N/A	108
19	II	1.000	9.524	15.524	4	6	6 Mo. LIBOR	N/A
20	II	1.015	8.769	14.808	21	6	6 Mo. LIBOR	N/A
21	II	1.024	8.574	14.666	22	6	6 Mo. LIBOR	N/A
22	II	1.027	8.167	14.252	21	6	6 Mo. LIBOR	71
23	II	1.037	7.600	13.776	32	6	6 Mo. LIBOR	N/A
24	II	1.000	8.012	14.012	34	6	6 Mo. LIBOR	N/A
25	II	1.313	7.454	13.764	32	6	6 Mo. LIBOR	58

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	99	73	60	47	34	20	6	0
April 25, 2008	98	43	18	0	0	0	0	0
April 25, 2009	97	17	0	0	0	0	0	0
April 25, 2010	96	0	0	0	0	0	0	0
April 25, 2011	95	0	0	0	0	0	0	0
April 25, 2012	93	0	0	0	0	0	0	0
April 25, 2013	92	0	0	0	0	0	0	0
April 25, 2014	90	0	0	0	0	0	0	0
April 25, 2015	88	0	0	0	0	0	0	0
April 25, 2016	85	0	0	0	0	0	0	0
April 25, 2017	83	0	0	0	0	0	0	0
April 25, 2018	80	0	0	0	0	0	0	0
April 25, 2019	76	0	0	0	0	0	0	0
April 25, 2020	73	0	0	0	0	0	0	0
April 25, 2021	49	0	0	0	0	0	0	0
April 25, 2022	46	0	0	0	0	0	0	0
April 25, 2023	41	0	0	0	0	0	0	0
April 25, 2024	37	0	0	0	0	0	0	0
April 25, 2025	31	0	0	0	0	0	0	0
April 25, 2026	26	0	0	0	0	0	0	0
April 25, 2027	19	0	0	0	0	0	0	0
April 25, 2028	12	0	0	0	0	0	0	0
April 25, 2029	4	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	15.65	1.86	1.29	1.00	0.83	0.71	0.63	0.56
Weighted Average Life (in years)(1)(2)	15.65	1.86	1.29	1.00	0.83	0.71	0.63	0.56
____________
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	84
April 25, 2008	100	100	100	91	50	14	0	0
April 25, 2009	100	100	73	23	0	0	0	0
April 25, 2010	100	92	54	23	0	0	0	0
April 25, 2011	100	71	34	9	0	0	0	0
April 25, 2012	100	55	19	0	0	0	0	0
April 25, 2013	100	41	8	0	0	0	0	0
April 25, 2014	100	30	0	0	0	0	0	0
April 25, 2015	100	20	0	0	0	0	0	0
April 25, 2016	100	12	0	0	0	0	0	0
April 25, 2017	100	5	0	0	0	0	0	0
April 25, 2018	100	0	0	0	0	0	0	0
April 25, 2019	100	0	0	0	0	0	0	0
April 25, 2020	100	0	0	0	0	0	0	0
April 25, 2021	100	0	0	0	0	0	0	0
April 25, 2022	100	0	0	0	0	0	0	0
April 25, 2023	100	0	0	0	0	0	0	0
April 25, 2024	100	0	0	0	0	0	0	0
April 25, 2025	100	0	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0	0
April 25, 2030	90	0	0	0	0	0	0	0
April 25, 2031	78	0	0	0	0	0	0	0
April 25, 2032	66	0	0	0	0	0	0	0
April 25, 2033	52	0	0	0	0	0	0	0
April 25, 2034	37	0	0	0	0	0	0	0
April 25, 2035	22	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.01	6.81	4.49	3.01	2.07	1.69	1.43	1.22
Weighted Average Life (in years)(1)(2)	27.01	6.81	4.49	3.01	2.07	1.69	1.43	1.22
____________
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	36	0
April 25, 2009	100	100	100	100	38	0	0	0
April 25, 2010	100	100	100	100	38	0	0	0
April 25, 2011	100	100	100	100	38	0	0	0
April 25, 2012	100	100	100	91	38	0	0	0
April 25, 2013	100	100	100	63	31	0	0	0
April 25, 2014	100	100	97	44	20	0	0	0
April 25, 2015	100	100	74	31	13	0	0	0
April 25, 2016	100	100	57	22	7	0	0	0
April 25, 2017	100	100	43	16	1	0	0	0
April 25, 2018	100	99	33	11	0	0	0	0
April 25, 2019	100	82	26	6	0	0	0	0
April 25, 2020	100	69	20	2	0	0	0	0
April 25, 2021	100	46	12	0	0	0	0	0
April 25, 2022	100	38	9	0	0	0	0	0
April 25, 2023	100	32	5	0	0	0	0	0
April 25, 2024	100	26	3	0	0	0	0	0
April 25, 2025	100	21	0	0	0	0	0	0
April 25, 2026	100	17	0	0	0	0	0	0
April 25, 2027	100	14	0	0	0	0	0	0
April 25, 2028	100	12	0	0	0	0	0	0
April 25, 2029	100	9	0	0	0	0	0	0
April 25, 2030	100	6	0	0	0	0	0	0
April 25, 2031	100	2	0	0	0	0	0	0
April 25, 2032	100	0	0	0	0	0	0	0
April 25, 2033	100	0	0	0	0	0	0	0
April 25, 2034	100	0	0	0	0	0	0	0
April 25, 2035	100	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.83	16.28	11.32	8.40	5.00	2.40	1.99	1.68
Weighted Average Life (in years)(1)(2)	29.83	12.76	8.52	6.21	3.62	2.40	1.99	1.68
____________
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-A Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	99	84	76	68	59	51	43	34
April 25, 2008	98	65	50	36	24	13	3	0
April 25, 2009	98	49	31	15	3	0	0	0
April 25, 2010	97	36	25	15	3	0	0	0
April 25, 2011	96	30	19	11	3	0	0	0
April 25, 2012	95	25	14	8	3	0	0	0
April 25, 2013	94	21	11	5	2	0	0	0
April 25, 2014	93	17	8	3	1	0	0	0
April 25, 2015	91	14	6	2	1	0	0	0
April 25, 2016	89	12	5	2	*	0	0	0
April 25, 2017	88	10	3	1	0	0	0	0
April 25, 2018	86	8	3	1	0	0	0	0
April 25, 2019	84	7	2	*	0	0	0	0
April 25, 2020	81	5	1	0	0	0	0	0
April 25, 2021	78	4	1	0	0	0	0	0
April 25, 2022	76	4	1	0	0	0	0	0
April 25, 2023	72	3	*	0	0	0	0	0
April 25, 2024	69	2	*	0	0	0	0	0
April 25, 2025	65	2	0	0	0	0	0	0
April 25, 2026	60	1	0	0	0	0	0	0
April 25, 2027	56	1	0	0	0	0	0	0
April 25, 2028	50	1	0	0	0	0	0	0
April 25, 2029	44	1	0	0	0	0	0	0
April 25, 2030	38	*	0	0	0	0	0	0
April 25, 2031	33	0	0	0	0	0	0	0
April 25, 2032	29	0	0	0	0	0	0	0
April 25, 2033	24	0	0	0	0	0	0	0
April 25, 2034	18	0	0	0	0	0	0	0
April 25, 2035	14	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	20.70	4.55	3.08	2.21	1.53	1.15	0.98	0.86
Weighted Average Life (in years)(1)(2)	20.70	4.26	2.86	2.05	1.43	1.15	0.98	0.86
____________
* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	0
April 25, 2009	100	100	100	100	100	0	0	0
April 25, 2010	100	100	70	69	100	0	0	0
April 25, 2011	100	85	53	32	87	0	0	0
April 25, 2012	100	70	40	22	29	0	0	0
April 25, 2013	100	59	30	15	7	0	0	0
April 25, 2014	100	49	23	10	4	0	0	0
April 25, 2015	100	41	17	7	2	0	0	0
April 25, 2016	100	34	13	5	0	0	0	0
April 25, 2017	100	28	10	3	0	0	0	0
April 25, 2018	100	23	8	*	0	0	0	0
April 25, 2019	100	19	6	0	0	0	0	0
April 25, 2020	100	16	4	0	0	0	0	0
April 25, 2021	100	12	3	0	0	0	0	0
April 25, 2022	100	10	0	0	0	0	0	0
April 25, 2023	100	8	0	0	0	0	0	0
April 25, 2024	100	6	0	0	0	0	0	0
April 25, 2025	100	5	0	0	0	0	0	0
April 25, 2026	100	4	0	0	0	0	0	0
April 25, 2027	100	3	0	0	0	0	0	0
April 25, 2028	100	2	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0	0
April 25, 2031	92	0	0	0	0	0	0	0
April 25, 2032	80	0	0	0	0	0	0	0
April 25, 2033	68	0	0	0	0	0	0	0
April 25, 2034	54	0	0	0	0	0	0	0
April 25, 2035	41	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.96	9.26	6.27	5.18	5.80	2.76	2.27	1.90
Weighted Average Life (in years)(1)(2)	27.96	8.47	5.66	4.71	4.83	2.76	2.27	1.90
____________
* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	83
April 25, 2009	100	100	100	100	100	60	0	0
April 25, 2010	100	100	70	46	100	60	0	0
April 25, 2011	100	85	53	32	18	60	0	0
April 25, 2012	100	70	40	22	11	54	0	0
April 25, 2013	100	59	30	15	7	29	0	0
April 25, 2014	100	49	23	10	4	10	0	0
April 25, 2015	100	41	17	7	0	0	0	0
April 25, 2016	100	34	13	5	0	0	0	0
April 25, 2017	100	28	10	3	0	0	0	0
April 25, 2018	100	23	8	0	0	0	0	0
April 25, 2019	100	19	6	0	0	0	0	0
April 25, 2020	100	16	4	0	0	0	0	0
April 25, 2021	100	12	1	0	0	0	0	0
April 25, 2022	100	10	0	0	0	0	0	0
April 25, 2023	100	8	0	0	0	0	0	0
April 25, 2024	100	6	0	0	0	0	0	0
April 25, 2025	100	5	0	0	0	0	0	0
April 25, 2026	100	4	0	0	0	0	0	0
April 25, 2027	100	3	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0	0
April 25, 2031	92	0	0	0	0	0	0	0
April 25, 2032	80	0	0	0	0	0	0	0
April 25, 2033	68	0	0	0	0	0	0	0
April 25, 2034	54	0	0	0	0	0	0	0
April 25, 2035	41	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.96	9.24	6.24	5.01	4.91	5.43	2.52	2.10
Weighted Average Life (in years)(1)(2)	27.96	8.47	5.65	4.56	4.56	3.48	2.52	2.10
____________
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	0	0
April 25, 2010	100	100	70	46	63	100	0	0
April 25, 2011	100	85	53	32	18	73	0	0
April 25, 2012	100	70	40	22	11	5	0	0
April 25, 2013	100	59	30	15	7	0	0	0
April 25, 2014	100	49	23	10	4	0	0	0
April 25, 2015	100	41	17	7	0	0	0	0
April 25, 2016	100	34	13	5	0	0	0	0
April 25, 2017	100	28	10	0	0	0	0	0
April 25, 2018	100	23	8	0	0	0	0	0
April 25, 2019	100	19	6	0	0	0	0	0
April 25, 2020	100	16	4	0	0	0	0	0
April 25, 2021	100	12	0	0	0	0	0	0
April 25, 2022	100	10	0	0	0	0	0	0
April 25, 2023	100	8	0	0	0	0	0	0
April 25, 2024	100	6	0	0	0	0	0	0
April 25, 2025	100	5	0	0	0	0	0	0
April 25, 2026	100	4	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0	0
April 25, 2031	92	0	0	0	0	0	0	0
April 25, 2032	80	0	0	0	0	0	0	0
April 25, 2033	68	0	0	0	0	0	0	0
April 25, 2034	54	0	0	0	0	0	0	0
April 25, 2035	41	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.96	9.21	6.23	4.92	4.56	5.34	2.75	2.29
Weighted Average Life (in years)(1)(2)	27.96	8.47	5.65	4.48	4.22	3.83	2.75	2.29
____________
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-4 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	8	0
April 25, 2010	100	100	70	46	30	100	8	0
April 25, 2011	100	85	53	32	18	10	8	0
April 25, 2012	100	70	40	22	11	5	8	0
April 25, 2013	100	59	30	15	7	0	7	0
April 25, 2014	100	49	23	10	2	0	0	0
April 25, 2015	100	41	17	7	0	0	0	0
April 25, 2016	100	34	13	5	0	0	0	0
April 25, 2017	100	28	10	0	0	0	0	0
April 25, 2018	100	23	8	0	0	0	0	0
April 25, 2019	100	19	6	0	0	0	0	0
April 25, 2020	100	16	3	0	0	0	0	0
April 25, 2021	100	12	0	0	0	0	0	0
April 25, 2022	100	10	0	0	0	0	0	0
April 25, 2023	100	8	0	0	0	0	0	0
April 25, 2024	100	6	0	0	0	0	0	0
April 25, 2025	100	5	0	0	0	0	0	0
April 25, 2026	100	1	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0	0
April 25, 2031	92	0	0	0	0	0	0	0
April 25, 2032	80	0	0	0	0	0	0	0
April 25, 2033	68	0	0	0	0	0	0	0
April 25, 2034	54	0	0	0	0	0	0	0
April 25, 2035	41	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.96	9.19	6.21	4.86	4.39	4.68	3.27	2.45
Weighted Average Life (in years)(1)(2)	27.96	8.47	5.65	4.44	4.07	3.83	2.96	2.45
____________
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-5 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	0
April 25, 2010	100	100	70	46	30	79	100	0
April 25, 2011	100	85	53	32	18	10	100	0
April 25, 2012	100	70	40	22	11	5	34	0
April 25, 2013	100	59	30	15	7	0	0	0
April 25, 2014	100	49	23	10	0	0	0	0
April 25, 2015	100	41	17	7	0	0	0	0
April 25, 2016	100	34	13	2	0	0	0	0
April 25, 2017	100	28	10	0	0	0	0	0
April 25, 2018	100	23	8	0	0	0	0	0
April 25, 2019	100	19	6	0	0	0	0	0
April 25, 2020	100	16	0	0	0	0	0	0
April 25, 2021	100	12	0	0	0	0	0	0
April 25, 2022	100	10	0	0	0	0	0	0
April 25, 2023	100	8	0	0	0	0	0	0
April 25, 2024	100	6	0	0	0	0	0	0
April 25, 2025	100	3	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0	0
April 25, 2031	92	0	0	0	0	0	0	0
April 25, 2032	80	0	0	0	0	0	0	0
April 25, 2033	68	0	0	0	0	0	0	0
April 25, 2034	54	0	0	0	0	0	0	0
April 25, 2035	41	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.96	9.15	6.18	4.80	4.27	4.32	5.83	2.62
Weighted Average Life (in years)(1)(2)	27.96	8.47	5.64	4.40	3.96	3.83	3.16	2.57
____________
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-6 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	0
April 25, 2010	100	100	70	46	30	18	100	0
April 25, 2011	100	85	53	32	18	10	6	0
April 25, 2012	100	70	40	22	11	0	0	0
April 25, 2013	100	59	30	15	7	0	0	0
April 25, 2014	100	49	23	10	0	0	0	0
April 25, 2015	100	41	17	7	0	0	0	0
April 25, 2016	100	34	13	0	0	0	0	0
April 25, 2017	100	28	10	0	0	0	0	0
April 25, 2018	100	23	8	0	0	0	0	0
April 25, 2019	100	19	2	0	0	0	0	0
April 25, 2020	100	16	0	0	0	0	0	0
April 25, 2021	100	12	0	0	0	0	0	0
April 25, 2022	100	10	0	0	0	0	0	0
April 25, 2023	100	8	0	0	0	0	0	0
April 25, 2024	100	5	0	0	0	0	0	0
April 25, 2025	100	0	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0	0
April 25, 2031	92	0	0	0	0	0	0	0
April 25, 2032	80	0	0	0	0	0	0	0
April 25, 2033	68	0	0	0	0	0	0	0
April 25, 2034	54	0	0	0	0	0	0	0
April 25, 2035	41	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.96	9.11	6.14	4.75	4.16	4.06	4.69	2.82
Weighted Average Life (in years)(1)(2)	27.96	8.47	5.64	4.38	3.87	3.80	3.16	2.58
____________
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-7 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	51
April 25, 2010	100	100	70	46	30	18	69	51
April 25, 2011	100	85	53	32	18	10	0	46
April 25, 2012	100	70	40	22	11	0	0	2
April 25, 2013	100	59	30	15	1	0	0	0
April 25, 2014	100	49	23	10	0	0	0	0
April 25, 2015	100	41	17	2	0	0	0	0
April 25, 2016	100	34	13	0	0	0	0	0
April 25, 2017	100	28	10	0	0	0	0	0
April 25, 2018	100	23	5	0	0	0	0	0
April 25, 2019	100	19	0	0	0	0	0	0
April 25, 2020	100	16	0	0	0	0	0	0
April 25, 2021	100	12	0	0	0	0	0	0
April 25, 2022	100	10	0	0	0	0	0	0
April 25, 2023	100	6	0	0	0	0	0	0
April 25, 2024	100	0	0	0	0	0	0	0
April 25, 2025	100	0	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0	0
April 25, 2031	92	0	0	0	0	0	0	0
April 25, 2032	80	0	0	0	0	0	0	0
April 25, 2033	68	0	0	0	0	0	0	0
April 25, 2034	54	0	0	0	0	0	0	0
April 25, 2035	41	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.96	9.04	6.09	4.70	4.06	3.88	4.14	4.24
Weighted Average Life (in years)(1)(2)	27.96	8.47	5.64	4.36	3.80	3.67	3.16	2.58
____________
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-8 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	100
April 25, 2010	100	100	70	46	30	18	8	100
April 25, 2011	100	85	53	32	18	6	0	0
April 25, 2012	100	70	40	22	11	0	0	0
April 25, 2013	100	59	30	15	0	0	0	0
April 25, 2014	100	49	23	8	0	0	0	0
April 25, 2015	100	41	17	0	0	0	0	0
April 25, 2016	100	34	13	0	0	0	0	0
April 25, 2017	100	28	7	0	0	0	0	0
April 25, 2018	100	23	0	0	0	0	0	0
April 25, 2019	100	19	0	0	0	0	0	0
April 25, 2020	100	16	0	0	0	0	0	0
April 25, 2021	100	12	0	0	0	0	0	0
April 25, 2022	100	6	0	0	0	0	0	0
April 25, 2023	100	0	0	0	0	0	0	0
April 25, 2024	100	0	0	0	0	0	0	0
April 25, 2025	100	0	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0	0
April 25, 2031	92	0	0	0	0	0	0	0
April 25, 2032	80	0	0	0	0	0	0	0
April 25, 2033	68	0	0	0	0	0	0	0
April 25, 2034	54	0	0	0	0	0	0	0
April 25, 2035	41	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.96	8.94	6.01	4.61	3.97	3.72	3.80	4.46
Weighted Average Life (in years)(1)(2)	27.96	8.47	5.64	4.33	3.75	3.54	3.16	2.58
____________
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-9 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	100
April 25, 2010	100	100	70	46	30	18	0	10
April 25, 2011	100	85	53	32	18	0	0	0
April 25, 2012	100	70	40	22	1	0	0	0
April 25, 2013	100	59	30	15	0	0	0	0
April 25, 2014	100	49	23	0	0	0	0	0
April 25, 2015	100	41	17	0	0	0	0	0
April 25, 2016	100	34	11	0	0	0	0	0
April 25, 2017	100	28	0	0	0	0	0	0
April 25, 2018	100	23	0	0	0	0	0	0
April 25, 2019	100	19	0	0	0	0	0	0
April 25, 2020	100	16	0	0	0	0	0	0
April 25, 2021	100	4	0	0	0	0	0	0
April 25, 2022	100	0	0	0	0	0	0	0
April 25, 2023	100	0	0	0	0	0	0	0
April 25, 2024	100	0	0	0	0	0	0	0
April 25, 2025	100	0	0	0	0	0	0	0
April 25, 2026	100	0	0	0	0	0	0	0
April 25, 2027	100	0	0	0	0	0	0	0
April 25, 2028	100	0	0	0	0	0	0	0
April 25, 2029	100	0	0	0	0	0	0	0
April 25, 2030	100	0	0	0	0	0	0	0
April 25, 2031	92	0	0	0	0	0	0	0
April 25, 2032	80	0	0	0	0	0	0	0
April 25, 2033	68	0	0	0	0	0	0	0
April 25, 2034	54	0	0	0	0	0	0	0
April 25, 2035	41	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.96	8.81	5.91	4.54	3.88	3.59	3.57	3.88
Weighted Average Life (in years)(1)(2)	27.96	8.47	5.64	4.33	3.72	3.46	3.16	2.58
____________
(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

  USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

  FEDERAL INCOME TAX CONSEQUENCES

The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the trust fund (exclusive of the reserve fund and, for the avoidance of doubt, the Swap Account, the Supplement Interest Trust, the Swap Administration Agreement and the Interest Rate Swap Agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the trust fund.

  Characterization of the Regular Certificates

For federal income tax purposes, a beneficial owner of a Class A Certificate or Class M Certificate (each, a “Regular Certificate”) will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the securities administrator will treat the beneficial owner of each Regular Certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Regular Certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to (A) in the case of the Class I-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to the Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Group I Swap Notional Allocation Percentage, multiplied by 12, and assuming for this purpose that the fixed rate used to calculate the Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Loan Group I, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), (B) in the case of the Class II-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to the Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Group II Swap Notional Allocation Percentage, multiplied by 12, and assuming for this purpose that the fixed rate used to calculate the Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Loan Group II, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and (C) in the case of the Class M Certificates, the weighted average of the rates determined pursuant to clauses (A) and (B) above, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans in the related loan group the aggregate Certificate Principal Balance of the related senior certificates, and (ii) any Swap Termination Payment will be treated as being payable solely from Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to a Regular Certificate may differ from the actual amount of distributions on such certificate.

Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to a Regular Certificate in excess of the amount payable on the certificate will be treated as having been received by the holder of that certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of a Regular Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, subject to the discussion under “—The Notional Principal Contract Component” below.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the Regular Certificates and the Class CE Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Regular Certificate.

  Allocation

A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the securities administrator may assume the notional principal contract component of each Regular Certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

  Original Issue Discount

The REMIC regular interest components of the offered certificates may be issued with original issue discount, referred to in this free writing prospectus as OID. A beneficial owner of a Regular Certificate must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the prepayment assumption as described in this free writing prospectus. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

  The Notional Principal Contract Component

The securities administrator will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a Regular Certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Regular Certificate.

Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received in respect of the notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the related notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to such notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component, but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on such certificate in any period and over the term of the certificate. As a result, the Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

  Sale or Exchange of the Regular Certificates

Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that the Regular Certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

  Status of the Regular Certificates

The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Regular Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the prospectus.

  STATE AND OTHER TAXES

None of the depositor, the master servicer, the securities administrator or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates are encouraged to consult their own tax advisors regarding such tax consequences.

All investors are encouraged to consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

  ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this free writing prospectus and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates is encouraged to consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

•	a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriters, the trustee, the master servicer, any subservicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust , the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Plan fiduciaries are encouraged to consult with their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

Each beneficial owner of a subordinate certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinate certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinate certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Moody's, S&P or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, the securities administrator, any servicer, the underwriters and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary is encouraged determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

  LEGAL MATTERS

The legality of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of EMC, Bear, Stearns & Co. Inc. and SG Americas Securities, LLC

  LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the securities administrator, the master servicer, the trustee, the issuing entity, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor” and “Servicing of the Mortgage Loans — The Servicers” for a description of the legal proceedings against the sponsor.

  AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

EMC, the issuing entity, Bear, Stearns & Co. Inc., Master Funding LLC and the depositor are affiliated parties. There are no affiliations among EMC, the depositor or the issuing entity, on one hand, and any of SG Americas Securities, LLC, the trustee, the master servicer, the securities administrator, the Swap Provider, the originators or the custodian on the other hand.

There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

  RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Ratings
Class	Standard & Poor’s	Moody’s
I-A-1	AAA	Aaa
I-A-2	AAA	Aaa
I-A-3	AAA	Aaa
II-A	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

  LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

  AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as will have been filed with the Commission will be posted on the securities administrator’s internet web site promptly after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net.

  INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this prospectus and the related free writing prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

  INDEX OF DEFINED TERMS

Page
1998 Policy Statement	128
AB Servicing Criteria	53
Additional Termination Events	96
Applied Realized Loss Amount	60
Basis Risk Shortfall	60
Basis Risk Shortfall Carry Forward Amount	60
Certificate Principal Balance	60
Certificates	55
Class A Certificates	60
Class A Principal Distribution Amount	60
Class I-A Principal Distribution Amount	61
Class II-A Principal Distribution Amount	61
Class M Certificates	61
Class M-1 Principal Distribution Amount	61
Class M-10 Principal Distribution Amount	68
Class M-2 Principal Distribution Amount	62
Class M-3 Principal Distribution Amount	62
Class M-4 Principal Distribution Amount	63
Class M-5 Principal Distribution Amount	64
Class M-6 Principal Distribution Amount	65
Class M-7 Principal Distribution Amount	65
Class M-8 Principal Distribution Amount	66
Class M-9 Principal Distribution Amount	67
Clearstream	56
Code	120
Compensating Interest	52
CPR	103
CSSF	57
Current Interest	69
Current Specified Enhancement Percentage	69
DTC	56
Due Period	69
Early Termination Date	97
ERISA	124
Euroclear	56
Excess Cashflow	69
Excess Spread	70
Exemption	124
Extra Principal Distribution Amount	70
Financial Intermediary	56
Fiscal Quarter	70
Global Securities	1
Group I Principal Distribution Amount	70
Group I Swap Notional Allocation Percentage	70
Group II Principal Distribution Amount	70
HELOCs	41
Illegality	96
Insurance Proceeds	70
Interest Carry Forward Amount	70
Interest Funds	71
Interest Rate Swap Agreement	94
IRS	121
LIBOR Business Day	76
Liquidation Proceeds	71
Margin	71
Master Servicer Collection Account	50
MERS	33
MERS® System	33
Moody’s	14
NCUA	128
Net Rate Cap	72
notional principal contract component	120
Notional Principal Contract Regulations	122
OTS	128
Overcollateralization Amount	72
Overcollateralization Release Amount	72
Overcollateralization Target Amount	73
Parity Act	32
Pass-Through Rate	73
Plans	124
Prepayment Interest Shortfall	52
Prepayment Period	73
Principal Distribution Amount	73
Principal Funds	73
PTE	124
Realized Loss	74
Regular Certificate	120
Relief Act	74
Remaining Excess Spread	74
REMIC regular interest component	120
REO	40
Restricted Group	125
Rules	56
Standard & Poor’s	14
Stated Principal Balance	74
Stepdown Date	75
Subsequent Recoveries	75
Supplemental Interest Trust	94
Supplemental Interest Trust Trustee	94
Swap Administration Agreement	99
Swap Administrator	99
Swap Downgrade Provisions	97
Swap Event of Default	96
Swap Provider	94
Swap Provider Trigger Event	98
Swap Termination Event	96
Swap Termination Payment	97
Tax Counsel	120
Tax Event	96
Tax Event Upon Merger	96
Trigger Event	75
Unpaid Realized Loss Amount	76
VRU	45
Wells Fargo Assignment Agreement	43
Wells Fargo Bank	44
Wells Fargo Loans	43
Wells Fargo Servicing Agreement	43

SCHEDULE A

Mortgage Loan Statistical Data

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans, or of mortgage loans in each loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

Mortgage Interest Rates of the Mortgage Loans in Loan Group I

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%	...........	40	$ 11,447,127	2.84	649	74.75%
6.001% - 6.500%	...........	92	23,004,067	5.71	645	74.37
6.501% - 7.000%	...........	174	44,979,337	11.16	653	78.67
7.001% - 7.500%	...........	186	49,852,498	12.37	642	80.89
7.501% - 8.000%	...........	253	66,726,636	16.56	644	80.68
8.001% - 8.500%	...........	200	48,123,183	11.94	630	80.76
8.501% - 9.000%	...........	206	44,096,357	10.95	613	82.51
9.001% - 9.500%	...........	181	33,841,939	8.40	594	83.09
9.501% - 10.000%	...........	278	25,255,694	6.27	615	89.96
10.001% - 10.500%	...........	106	12,309,690	3.06	624	91.70
10.501% - 11.000%	...........	155	12,556,678	3.12	653	96.08
11.001% - 11.500%	...........	164	10,212,224	2.53	642	98.34
11.501% - 12.000%	...........	258	14,556,457	3.61	626	99.35
12.001% - 12.500%	...........	81	4,218,563	1.05	630	99.74
12.501% - 13.000%	...........	23	1,139,391	0.28	640	99.23
13.001% - 13.500%	...........	13	383,829	0.10	629	92.88
13.501% - 14.000%	...........	4	133,659	0.03	654	100.00
14.001% and greater	...........	2	40,287	0.01	634	100.00
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Loan Group I was approximately 8.376%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group I

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%...........................	...........	2	$ 163,132	0.04	597	19.08%
20.01% - 30.00%...........................	...........	4	326,568	0.08	647	26.54
30.01% - 40.00%...........................	...........	15	1,221,695	0.30	615	35.82
40.01% - 50.00%...........................	...........	23	3,396,961	0.84	586	45.44
50.01% - 60.00%...........................	...........	48	8,414,815	2.09	595	55.14
60.01% - 70.00%...........................	...........	107	19,220,520	4.77	601	67.01
70.01% - 80.00%...........................	...........	918	221,302,753	54.93	640	79.55
80.01% - 90.00%...........................	...........	261	69,317,353	17.21	611	87.95
90.01% - 100.00%...........................	...........	1,038	79,513,819	19.74	646	98.60
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Loan Group I was approximately 83.16%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group I

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%...........................	...........	2	$ 163,132	0.04	597	19.08%
20.01% - 30.00%...........................	...........	4	326,568	0.08	647	26.54
30.01% - 40.00%...........................	...........	15	1,221,695	0.30	615	35.82
40.01% - 50.00%...........................	...........	23	3,396,961	0.84	586	45.44
50.01% - 60.00%...........................	...........	47	8,305,171	2.06	596	55.08
60.01% - 70.00%...........................	...........	102	18,368,958	4.56	599	66.87
70.01% - 80.00%...........................	...........	212	48,209,891	11.97	596	78.09
80.01% - 90.00%...........................	...........	261	70,594,160	17.52	614	87.47
90.01% - 100.00%...........................	...........	1,750	252,291,080	62.62	649	85.88
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Loan Group I was approximately 91.66%.

Original Principal Balances of the Mortgage Loans as of the
cut-off date in Loan Group I

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $50,000	...........	489	$ 16,345,964	4.06	638	97.04%
$50,001 - $100,000	...........	587	42,767,079	10.62	638	91.57
$100,001 - $150,000	...........	326	40,418,431	10.03	626	82.88
$150,001 - $200,000	...........	243	42,519,322	10.55	617	79.24
$200,001 - $250,000	...........	190	43,196,420	10.72	631	79.95
$250,001 - $300,000	...........	168	46,135,273	11.45	645	79.63
$300,001 - $350,000	...........	117	37,716,993	9.36	636	82.22
$350,001 - $400,000	...........	87	32,566,173	8.08	636	82.07
$400,001 - $450,000	...........	88	37,625,952	9.34	634	82.83
$450,001 - $500,000	...........	59	28,118,999	6.98	614	81.40
$500,001 - $550,000	...........	29	15,166,824	3.76	631	83.56
$550,001 - $600,000	...........	20	11,639,117	2.89	648	83.58
$600,001 - $650,000	...........	7	4,351,362	1.08	654	86.39
$650,001 - $700,000	...........	2	1,375,437	0.34	641	80.00
$700,001 - $750,000	...........	3	2,151,175	0.53	644	86.53
$750,001 and greater	...........	1	783,095	0.19	751	80.00
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

As of the cut-off date, the average original principal balance of the mortgage loans in Loan Group I was approximately $166,970.

Credit Score for the Mortgage Loans in Loan Group I

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519..........................	...........	53	$ 8,603,345	2.14	509	72.55%
520 - 539..........................	...........	75	15,128,074	3.76	530	76.98
540 - 559..........................	...........	75	14,923,144	3.70	550	78.54
560 - 579..........................	...........	121	23,704,113	5.88	571	79.48
580 - 599..........................	...........	230	37,776,502	9.38	590	83.40
600 - 619..........................	...........	412	70,665,954	17.54	610	83.78
620 - 639..........................	...........	447	65,218,315	16.19	629	85.26
640 - 659..........................	...........	330	48,745,375	12.10	649	84.63
660 - 679..........................	...........	230	39,515,641	9.81	669	83.67
680 - 699..........................	...........	161	28,997,274	7.20	689	83.26
700 - 719..........................	...........	118	19,560,958	4.86	707	84.17
720 - 739..........................	...........	72	13,231,885	3.28	729	84.10
740 - 759..........................	...........	47	8,938,376	2.22	748	84.18
760 - 779..........................	...........	31	5,976,892	1.48	769	85.88
780 - 799..........................	...........	14	1,891,766	0.47	788	82.09
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group I was approximately 633.

Geographic Distribution of the Mortgaged Properties in Loan Group I*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alaska…………………………………………………….	...........	3	$ 192,568	0.05	649	100.00%
Alabama…………………………………………………….	...........	5	188,822	0.05	585	91.58
Arkansas…………………………………………………….	...........	1	90,547	0.02	506	75.00
Arizona…………………………………………………….	...........	89	12,343,881	3.06	630	84.01
California…………………………………………………….	...........	819	191,015,968	47.41	642	83.31
Colorado…………………………………………………….	...........	42	4,597,922	1.14	617	88.49
Connecticut…………………………………………………….	...........	21	4,191,009	1.04	607	81.75
Delaware…………………………………………………….	...........	1	19,691	0.00	642	100.00
Florida…………………………………………………….	...........	323	49,650,913	12.32	624	80.65
Georgia…………………………………………………….	...........	102	11,733,473	2.91	610	84.65
Hawaii…………………………………………………….	...........	7	1,791,411	0.44	661	88.83
Iowa…………………………………………………….	...........	2	117,861	0.03	543	75.08
Illinois…………………………………………………….	...........	139	18,712,005	4.64	641	86.80
Indiana…………………………………………………….	...........	14	806,916	0.20	612	86.54
Kansas…………………………………………………….	...........	6	525,683	0.13	580	81.34
Kentucky…………………………………………………….	...........	12	840,375	0.21	607	85.05
Louisiana…………………………………………………….	...........	10	908,165	0.23	599	86.86
Massachusetts…………………………………………………….	...........	10	1,296,468	0.32	629	87.85
Maryland…………………………………………………….	...........	33	6,537,843	1.62	638	79.73
Michigan…………………………………………………….	...........	49	4,482,454	1.11	618	86.89
Minnesota…………………………………………………….	...........	86	10,272,099	2.55	623	84.80
Missouri…………………………………………………….	...........	26	2,608,424	0.65	622	85.57
Mississippi…………………………………………………….	...........	11	1,018,232	0.25	612	89.78
Montana…………………………………………………….	...........	1	98,838	0.02	609	90.00
North Carolina…………………………………………………….	...........	9	969,340	0.24	652	88.23
Nebraska…………………………………………………….	...........	1	71,552	0.02	617	80.00
New Hampshire…………………………………………………….	...........	3	791,754	0.20	599	82.94
New Jersey…………………………………………………….	...........	22	6,555,227	1.63	628	82.56
New Mexico…………………………………………………….	...........	11	1,040,800	0.26	627	85.88
Nevada…………………………………………………….	...........	35	6,603,114	1.64	631	85.25
New York…………………………………………………….	...........	59	16,687,003	4.14	636	77.72
Ohio…………………………………………………….	...........	34	3,841,445	0.95	640	83.63
Oklahoma…………………………………………………….	...........	12	1,113,591	0.28	601	82.14
Oregon…………………………………………………….	...........	14	1,823,661	0.45	606	82.08
Pennsylvania…………………………………………………….	...........	23	3,648,110	0.91	599	83.14
Rhode Island …………………………………………………….	...........	11	1,264,031	0.31	650	75.79
South Carolina…………………………………………………….	...........	10	1,369,523	0.34	629	86.51
Tennessee…………………………………………………….	...........	15	1,667,991	0.41	616	81.94
Texas…………………………………………………….	...........	249	20,485,588	5.08	616	83.01
Utah…………………………………………………….	...........	7	604,193	0.15	623	90.33
Virginia…………………………………………………….	...........	17	2,861,412	0.71	610	83.69
Washington…………………………………………………….	...........	37	4,429,048	1.10	599	82.38
Wyoming…………………………………………………….	...........	35	3,008,665	0.75	598	87.42
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

*No more than approximately 0.83% of the Loan Group I by principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group I

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family................................	...........	121	$ 22,659,349	5.62	655	82.99%
Condominium.......................	...........	241	37,000,684	9.18	647	84.67
PUD..............................................	...........	373	58,517,974	14.53	621	84.10
Single Family.........................	...........	1,679	284,251,364	70.56	631	82.78
Townhouse.........................	...........	2	448,245	0.11	604	85.78
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

Occupancy Status of Mortgaged Properties in Loan Group I*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor.................................	...........	102	$ 16,414,239	4.07	634	84.16%
Owner Occupied.....................	...........	2,301	384,573,011	95.46	633	83.10
Second Home.........................	...........	13	1,890,365	0.47	635	85.47
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group I

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months...................	...........	5	$ 294,673	0.07	644	52.88%
180 - 239 months...................	...........	788	46,119,234	11.45	656	98.28
240 - 359 months...................	...........	42	2,905,579	0.72	628	79.69
360 months...........................	...........	1,581	353,558,129	87.76	630	81.24
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group I was approximately 338 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group I

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months...................	...........	5	$ 294,673	0.07	644	52.88%
121 - 180 months...................	...........	788	46,119,234	11.45	656	98.28
181 - 240 months...................	...........	38	2,176,797	0.54	631	81.85
241 - 300 months...................		4	728,781	0.18	621	73.22
301 - 360 months............................	...........	1,581	353,558,129	87.76	630	81.24
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group I was approximately 335 months.

Loan Purpose for the Mortgage Loans in Loan Group I

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance...............	...........	632	$ 128,243,872	31.83	607	79.51%
Purchase..............................................	...........	1,703	260,563,874	64.68	646	85.11
Rate/Term Refinance............	...........	81	14,069,870	3.49	627	80.36
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

Documentation Type of the Mortgage Loans in Loan Group I

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative....................	...........	1,158	$ 201,851,310	50.10	622	81.86%
Limited……………………………	...........	15	2,309,979	0.57	636	83.71
Lite……………………………	...........	13	1,721,976	0.43	644	80.83
Stated Income……………..	...........	1,230	196,994,351	48.90	644	84.50
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

Product Type of the Mortgage Loans in Loan Group I

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (30/15 BLN)………………………..	...........	759	$ 43,822,373	10.88	657	99.58%
BALLOON IO………………………..	...........	3	359,650	0.09	670	100.00
BALLOON (40/30 BLN)………………………..	...........	61	15,019,920	3.73	665	76.47
FIXED………………………..	...........	417	48,563,023	12.05	630	77.54
FIXED IO………………………..	...........	8	1,135,000	0.28	642	96.27
6 MONTH LIBOR………………………..	...........	3	937,845	0.23	578	72.71
LIBOR 2/6 ARM……………………….	...........	496	104,285,089	25.89	619	81.59
LIBOR 2/6 ARM (40/30 BLN)……………………….	...........	296	88,337,356	21.93	621	81.37
LIBOR 2/6 ARM IO…………………..	...........	334	91,573,650	22.73	643	82.57
LIBOR 3/6 ARM……………………	...........	14	2,859,287	0.71	663	87.74
LIBOR 3/6 ARM IO………………….	...........	17	4,607,444	1.14	650	86.53
LIBOR 5/6 ARM……................	...........	3	227,479	0.06	594	43.25
LIBOR 5/6 ARM IO………………….	...........	5	1,149,500	0.29	618	82.05
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group I

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months......................................	...........	1,168	$ 293,977,649	72.97	628	81.91%
Fixed......................................	...........	1,248	108,899,966	27.03	646	86.53
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group I

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1 - 5...................................	...........	3	$ 937,845	0.23	578	72.71%
12 - 17...................................	...........	15	5,245,518	1.30	598	84.17
18 - 23...................................	...........	1,105	277,936,464	68.99	628	81.81
24 - 29...................................	...........	9	1,671,105	0.41	636	82.99
30 - 35...................................	...........	28	6,809,737	1.69	651	86.53
54 - 59...................................	...........	8	1,376,979	0.34	614	75.64
Fixed....................................	...........	1,248	108,899,966	27.03	646	86.53
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

The weighted average next rate adjustment for the adjustable rate mortgage loans is 22 months in Loan Group I. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group I

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
11.000% - 11.249%	...........	1	$ 152,800	0.04	624	80.00%
11.500% - 11.749%	...........	1	264,378	0.07	679	80.00
11.750% - 11.999%	...........	3	1,034,708	0.26	674	76.73
12.000% - 12.249%	...........	8	3,018,076	0.75	639	78.46
12.250% - 12.499%	...........	23	7,085,101	1.76	653	76.72
12.500% - 12.749%	...........	33	10,095,998	2.51	666	81.52
12.750% - 12.999%	...........	61	18,521,863	4.60	648	80.83
13.000% - 13.249%	...........	51	14,354,145	3.56	638	80.01
13.250% - 13.499%	...........	87	24,115,292	5.99	646	81.98
13.500% - 13.749%	...........	85	24,356,495	6.05	642	79.32
13.750% - 13.999%	...........	146	40,010,613	9.93	646	82.17
14.000% - 14.249%	...........	77	19,968,654	4.96	639	80.12
14.250% - 14.499%	...........	87	20,624,253	5.12	630	81.38
14.500% - 14.749%	...........	78	19,547,296	4.85	617	81.81
14.750% - 14.999%	...........	98	25,449,326	6.32	615	83.08
15.000% - 15.249%	...........	76	14,359,630	3.56	597	84.58
15.250% - 15.499%	...........	71	17,839,131	4.43	581	81.88
15.500% - 15.749%	...........	51	10,171,191	2.52	616	84.00
15.750% - 15.999%	...........	46	9,068,571	2.25	583	85.06
16.000% - 16.249%	...........	20	3,151,415	0.78	565	86.60
16.250% - 16.499%	...........	19	4,001,053	0.99	592	89.31
16.500% - 16.749%	...........	21	4,107,180	1.02	580	86.98
16.750% - 16.999%	...........	8	911,647	0.23	568	88.46
17.000% - 17.249%	...........	3	437,342	0.11	580	85.34
17.250% - 17.499%	...........	4	551,484	0.14	601	98.28
17.500% - 17.749%	...........	4	328,219	0.08	555	85.88
17.750% - 17.999%	...........	3	282,981	0.07	565	91.67
18.250% - 18.499%	...........	1	99,902	0.02	626	100.00
19.000% - 19.249%	...........	2	68,906	0.02	524	67.69
Fixed.......................	...........	1,248	108,899,966	27.03	646	86.53
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Loan Group I was approximately 14.193%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group I

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250% - 2.499%	...........	2	$ 697,058	0.17	657	80.00%
3.750% - 3.999%	...........	1	152,800	0.04	624	80.00
4.250% - 4.499%	...........	1	59,220	0.01	627	80.00
5.000% - 5.249%	...........	1	195,083	0.05	597	70.00
5.500% - 5.749%	...........	25	4,106,395	1.02	596	80.30
5.750% - 5.999%	...........	7	2,841,975	0.71	627	78.90
6.000% - 6.249%	...........	9	3,236,576	0.80	638	78.53
6.250% - 6.499%	...........	31	9,024,418	2.24	639	78.18
6.500% - 6.749%	...........	39	11,374,515	2.82	653	80.18
6.750% - 6.999%	...........	64	20,230,995	5.02	654	81.63
7.000% - 7.249%	...........	54	15,475,580	3.84	637	80.45
7.250% - 7.499%	...........	88	25,485,475	6.33	646	82.62
7.500% - 7.749%	...........	85	24,662,489	6.12	640	79.29
7.750% - 7.999%	...........	137	36,699,150	9.11	647	81.88
8.000% - 8.249%	...........	80	19,490,425	4.84	639	79.90
8.250% - 8.499%	...........	81	18,897,550	4.69	626	81.39
8.500% - 8.749%	...........	76	18,050,765	4.48	624	81.94
8.750% - 8.999%	...........	97	25,244,284	6.27	612	83.10
9.000% - 9.249%	...........	64	12,383,488	3.07	596	85.07
9.250% - 9.499%	...........	68	16,733,701	4.15	578	81.56
9.500% - 9.749%	...........	45	9,224,650	2.29	617	85.28
9.750% - 9.999%	...........	37	7,221,829	1.79	577	85.81
10.000% - 10.249%	...........	19	3,031,654	0.75	564	87.06
10.250% - 10.499%	...........	16	3,622,457	0.90	598	89.95
10.500% - 10.749%	...........	18	3,394,511	0.84	587	88.68
10.750% - 10.999%	...........	8	911,647	0.23	568	88.46
11.000% - 11.249%	...........	3	437,342	0.11	580	85.34
11.250% - 11.499%	...........	4	515,387	0.13	606	98.16
11.500% - 11.749%	...........	3	224,344	0.06	535	79.35
11.750% - 11.999%	...........	3	282,981	0.07	565	91.67
13.000% - 13.249%	...........	2	68,906	0.02	524	67.69
Fixed.......................	...........	1,248	108,899,966	27.03	646	86.53
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Loan Group I was approximately 8.050%.

Periodic Rate Cap of the Mortgage Loans in Loan Group I

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%..................................	...........	1,102	$ 275,109,120	68.29	628	81.92%
1.500%..................................	...........	66	18,868,529	4.68	625	81.79
Fixed......................................	...........	1,248	108,899,966	27.03	646	86.53
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Loan Group I was approximately 1.032%.

Initial Rate Cap of the Mortgage Loans in Loan Group I

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.001% - 1.499%	...........	599	$ 164,853,680	40.92	636	81.51%
1.500% - 1.749%	...........	10	2,695,159	0.67	657	79.98
2.000% - 2.249%	...........	33	6,582,282	1.63	583	76.11
2.750% - 2.999%	...........	1	118,627	0.03	736	80.00
3.000% - 3.249%	...........	523	118,983,101	29.53	618	82.84
5.000% - 5.249%	...........	2	744,800	0.18	661	80.00
Fixed....................	...........	1,248	108,899,966	27.03	646	86.53
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Loan Group I was approximately 1.847%.

Gross Margin of the Mortgage Loans in Loan Group I

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250% - 2.499%	...........	2	$ 697,058	0.17	657	80.00%
3.750% - 3.999%	...........	1	152,800	0.04	624	80.00
4.000% - 4.249%	...........	1	424,668	0.11	607	100.00
4.250% - 4.499%	...........	2	229,733	0.06	533	80.00
4.500% - 4.749%	...........	4	1,419,603	0.35	684	81.77
4.750% - 4.999%	...........	2	522,323	0.13	669	80.00
5.000% - 5.249%	...........	2	716,435	0.18	591	84.55
5.250% - 5.499%	...........	9	3,385,352	0.84	638	80.48
5.500% - 5.749%	...........	160	32,266,291	8.01	620	81.27
5.750% - 5.999%	...........	91	26,122,658	6.48	624	82.83
6.000% - 6.249%	...........	566	155,059,473	38.49	641	81.85
6.250% - 6.499%	...........	64	16,920,958	4.20	599	79.12
6.500% - 6.749%	...........	51	10,157,091	2.52	584	79.56
6.750% - 6.999%	...........	50	13,066,437	3.24	624	81.85
7.000% - 7.249%	...........	24	6,584,069	1.63	584	79.44
7.250% - 7.499%	...........	16	3,201,400	0.79	612	85.88
7.500% - 7.749%	...........	14	2,393,660	0.59	589	78.93
7.750% - 7.999%	...........	14	4,342,803	1.08	637	88.73
8.000% - 8.249%	...........	37	6,301,540	1.56	595	86.65
8.250% - 8.499%	...........	22	4,163,004	1.03	602	84.01
8.500% - 8.749%	...........	21	3,482,670	0.86	608	83.10
8.750% - 8.999%	...........	6	1,092,443	0.27	619	87.98
9.000% - 9.249%	...........	4	560,188	0.14	619	86.51
9.250% - 9.499%	...........	1	94,339	0.02	582	90.00
9.500% - 9.749%	...........	1	184,000	0.05	528	80.00
9.750% - 9.999%	...........	1	66,313	0.02	596	80.00
10.000% - 10.249%	...........	1	149,842	0.04	585	100.00
10.750% - 10.999%	...........	1	220,500	0.05	593	90.00
Fixed...................	...........	1,248	108,899,966	27.03	646	86.53
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Loan Group I was approximately 6.194%.

Originator of the Mortgage Loans in Loan Group I

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
RESMAE………........................	...........	1,232	$ 205,230,736	50.94	640	84.58%
AAMES………………...................	...........	236	42,202,712	10.48	640	72.92
OTHER…………………………	...........	948	155,444,167	38.58	621	84.06
Total.........	...........	2,416	$ 402,877,615	100.00	633	83.16%

Mortgage Interest Rates of the Mortgage Loans in Loan Group II

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.001% - 5.500%	...........	1	$ 263,481	0.08	651	50.19%
5.501% - 6.000%	...........	42	8,742,652	2.52	660	65.33
6.001% - 6.500%	...........	86	18,525,139	5.33	657	70.21
6.501% - 7.000%	...........	196	38,447,613	11.06	634	71.95
7.001% - 7.500%	...........	182	35,992,344	10.36	633	75.56
7.501% - 8.000%	...........	278	51,295,764	14.76	622	78.83
8.001% - 8.500%	...........	248	44,256,583	12.74	609	79.10
8.501% - 9.000%	...........	332	55,921,343	16.09	595	79.76
9.001% - 9.500%	...........	212	31,775,875	9.14	587	81.36
9.501% - 10.000%	...........	200	31,647,012	9.11	574	80.34
10.001% - 10.500%	...........	115	16,253,655	4.68	564	80.74
10.501% - 11.000%	...........	77	9,750,395	2.81	556	81.28
11.001% - 11.500%	...........	26	2,621,268	0.75	567	86.04
11.501% - 12.000%	...........	19	1,586,410	0.46	554	81.71
12.001% - 12.500%	...........	6	426,117	0.12	547	79.95
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Loan Group II was approximately 8.289%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group II

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01% - 10.00%...........................	...........	1	$ 340,000	0.10	552	8.50%
10.01% - 20.00%...........................	...........	5	444,724	0.13	567	15.61
20.01% - 30.00%...........................	...........	12	982,917	0.28	636	25.96
30.01% - 40.00%...........................	...........	27	3,887,575	1.12	627	35.05
40.01% - 50.00%...........................	...........	59	9,611,303	2.77	601	46.06
50.01% - 60.00%...........................	...........	100	17,770,272	5.11	605	55.86
60.01% - 70.00%...........................	...........	244	41,671,595	11.99	603	66.57
70.01% - 80.00%...........................	...........	905	154,264,893	44.39	613	78.24
80.01% - 90.00%...........................	...........	519	95,671,930	27.53	600	87.35
90.01% - 100.00%...........................	...........	148	22,860,442	6.58	626	95.76
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Loan Group II was approximately 77.69%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group II

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01% - 10.00%...........................	...........	1	$ 340,000	0.10	552	8.50%
10.01% - 20.00%...........................	...........	5	444,724	0.13	567	15.61
20.01% - 30.00%...........................	...........	12	982,917	0.28	636	25.96
30.01% - 40.00%...........................	...........	27	3,887,575	1.12	627	35.05
40.01% - 50.00%...........................	...........	58	9,456,668	2.72	599	46.02
50.01% - 60.00%...........................	...........	100	17,770,272	5.11	605	55.86
60.01% - 70.00%...........................	...........	227	39,083,756	11.25	600	66.36
70.01% - 80.00%...........................	...........	517	95,565,874	27.50	599	77.37
80.01% - 90.00%...........................	...........	508	96,034,956	27.64	601	86.91
90.01% - 100.00%...........................	...........	565	83,938,910	24.15	632	84.15
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Loan Group II was approximately 81.25%.

Original Principal Balances of the Mortgage Loans as of the
cut-off date in Loan Group II

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $50,000	...........	58	$ 2,429,441	0.70	590	65.76%
$50,001 - $100,000	...........	455	34,213,288	9.85	607	78.50
$100,001 - $150,000	...........	466	57,968,177	16.68	609	78.20
$150,001 - $200,000	...........	383	66,434,659	19.12	609	77.02
$200,001 - $250,000	...........	251	56,081,381	16.14	608	76.80
$250,001 - $300,000	...........	187	51,122,335	14.71	609	77.55
$300,001 - $350,000	...........	109	35,189,577	10.13	611	76.75
$350,001 - $400,000	...........	85	31,913,167	9.18	603	80.40
$400,001 - $450,000	...........	14	5,795,781	1.67	598	81.27
$450,001 - $500,000	...........	8	3,838,672	1.10	621	81.11
$500,001 - $550,000	...........	1	509,645	0.15	664	85.00
$550,001 - $600,000	...........	1	570,000	0.16	577	47.50
$650,001 - $700,000	...........	1	691,989	0.20	631	72.92
$700,001 - $750,000	...........	1	747,538	0.22	671	80.00
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

As of the cut-off date, the average original principal balance of the mortgage loans in Loan Group II was approximately $172,302.

Credit Score for the Mortgage Loans in Loan Group II

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519..........................	...........	128	$ 21,461,472	6.18	510	74.82%
520 - 539..........................	...........	149	25,915,681	7.46	529	75.63
540 - 559..........................	...........	163	26,819,230	7.72	550	75.25
560 - 579..........................	...........	177	31,270,545	9.00	570	77.14
580 - 599..........................	...........	253	41,206,045	11.86	589	78.70
600 - 619..........................	...........	309	51,889,220	14.93	610	79.69
620 - 639..........................	...........	290	52,219,754	15.03	629	78.57
640 - 659..........................	...........	208	35,722,299	10.28	649	77.60
660 - 679..........................	...........	154	28,320,068	8.15	669	78.96
680 - 699..........................	...........	80	13,637,238	3.92	689	78.41
700 - 719..........................	...........	47	8,371,115	2.41	709	77.33
720 - 739..........................	...........	30	5,761,630	1.66	728	76.35
740 - 759..........................	...........	18	2,635,136	0.76	748	72.36
760 - 779..........................	...........	6	987,818	0.28	768	79.51
780 - 799..........................	...........	5	722,195	0.21	790	69.71
800 - 819..........................	...........	3	566,204	0.16	801	63.03
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group II was approximately 608.

Geographic Distribution of the Mortgaged Properties in Loan Group II*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………….	...........	11	$ 1,560,615	0.45	603	83.50%
Arizona…………………………………………………….	...........	123	21,594,226	6.21	614	78.33
California…………………………………………………….	...........	342	89,837,971	25.85	598	74.78
Colorado…………………………………………………….	...........	35	5,966,034	1.72	617	83.01
Connecticut…………………………………………………….	...........	20	3,753,144	1.08	602	77.42
Delaware…………………………………………………….	...........	4	434,553	0.13	598	80.00
Florida…………………………………………………….	...........	318	54,286,692	15.62	609	76.17
Georgia…………………………………………………….	...........	63	8,580,028	2.47	608	83.10
Hawaii…………………………………………………….	...........	2	686,370	0.20	590	72.03
Iowa…………………………………………………….	...........	1	181,556	0.05	520	79.13
Idaho…………………………………………………….	...........	4	468,529	0.13	666	91.88
Illinois…………………………………………………….	...........	136	23,518,596	6.77	604	82.86
Indiana…………………………………………………….	...........	32	3,532,306	1.02	611	86.77
Kansas…………………………………………………….	...........	10	883,367	0.25	636	79.99
Kentucky…………………………………………………….	...........	10	769,777	0.22	633	87.06
Louisiana…………………………………………………….	...........	4	383,055	0.11	577	89.64
Massachusetts…………………………………………………….	...........	3	649,996	0.19	689	85.23
Maryland…………………………………………………….	...........	36	7,365,008	2.12	612	74.14
Michigan…………………………………………………….	...........	99	10,765,660	3.10	599	82.66
Minnesota…………………………………………………….	...........	69	12,368,653	3.56	604	81.87
Missouri…………………………………………………….	...........	41	4,814,677	1.39	595	83.47
Mississippi…………………………………………………….	...........	12	804,919	0.23	565	88.55
North Carolina…………………………………………………….	...........	10	1,308,726	0.38	618	83.90
Nebraska…………………………………………………….	...........	2	233,496	0.07	544	85.00
New Hampshire…………………………………………………….	...........	1	225,130	0.06	550	85.00
New Jersey…………………………………………………….	...........	43	10,274,242	2.96	615	70.96
New Mexico…………………………………………………….	...........	10	1,162,180	0.33	614	84.09
Nevada…………………………………………………….	...........	33	6,728,993	1.94	623	80.05
New York…………………………………………………….	...........	70	17,820,479	5.13	638	71.87
Ohio…………………………………………………….	...........	29	3,130,053	0.90	626	84.67
Oklahoma…………………………………………………….	...........	11	1,093,509	0.31	629	84.70
Oregon......…………………………………………………….	...........	22	3,835,854	1.10	623	79.26
Pennsylvania…………………………………………………….	...........	18	2,936,535	0.85	615	72.11
Rhode Island …………………………………………………….	...........	9	2,050,091	0.59	623	77.81
South Carolina…………………………………………………….	...........	13	1,310,762	0.38	595	81.32
Tennessee…………………………………………………….	...........	22	1,890,493	0.54	603	84.65
Texas…………………………………………………….	...........	252	22,867,396	6.58	611	77.81
Utah…………………………………………………….	...........	11	1,771,619	0.51	593	81.21
Virginia…………………………………………………….	...........	30	5,876,215	1.69	619	78.16
Vermont…………………………………………………….	...........	1	260,964	0.08	677	95.00
Washington……………………………………………….	...........	35	6,444,510	1.85	619	80.93
Wisconsin……………………………………………….	...........	23	3,078,674	0.89	585	82.69
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

*No more than approximately 0.51% of the Loan Group II by principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group II

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family...............................………..	...........	110	$ 26,296,481	7.57	621	76.27%
Condominium...............................	...........	110	19,019,927	5.47	612	80.72
PUD...............................................	...........	195	36,251,291	10.43	610	78.26
Single Family................................	...........	1,600	265,096,339	76.29	607	77.54
Townhouse....................................	...........	5	841,613	0.24	619	74.01
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

Occupancy Status of Mortgaged Properties in Loan Group II*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor........................................	...........	202	$ 30,854,343	8.88	640	81.99%
Owner Occupied...........................	...........	1,798	313,108,429	90.10	605	77.28
Second Home.................................	...........	20	3,542,879	1.02	636	76.46
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group II

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months.........................	...........	20	$ 1,243,258	0.36	615	62.48%
180 - 239 months.........................	...........	54	4,592,983	1.32	625	72.80
240 - 359 months.........................	...........	31	3,844,255	1.11	636	64.27
360 months..................................	...........	1,915	337,825,156	97.21	608	77.96
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group II was approximately 356 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group II

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months..........................	...........	20	$ 1,243,258	0.36	615	62.48%
121 - 180 months..........................	...........	54	4,592,983	1.32	625	72.80
181 - 240 months.........................	...........	26	2,892,699	0.83	626	63.15
241 - 300 months.........................	...........	5	951,556	0.27	664	67.70
301 - 360 months................................	...........	1,915	337,825,156	97.21	608	77.96
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group II was approximately 353 months.

Loan Purpose for the Mortgage Loans in Loan Group II

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance.......................	...........	1,354	$ 256,604,522	73.84	603	75.88%
Purchase..............................................	...........	490	61,374,140	17.66	630	84.71
Rate/Term Refinance....................	...........	176	29,526,990	8.50	610	78.77
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

Documentation Type of the Mortgage Loans in Loan Group II

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative.............................	...........	1,072	$ 174,447,880	50.20	608	77.07%
Limited……………………………….	...........	9	1,818,544	0.52	618	83.34
Lite……………………………………	...........	18	2,210,960	0.64	607	81.44
Stated Income………………………..	...........	921	169,028,268	48.64	609	78.22
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

Product Type of the Mortgage Loans in Loan Group II

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (40/30 BLN)…………………………	...........	70	$ 15,093,559	4.34	648	73.42%
FIXED………………………………..	...........	503	70,530,413	20.30	630	70.35
FIXED IO………………………………..	...........	5	1,029,500	0.30	638	85.15
6 MONTH LIBOR………………………..	...........	6	852,942	0.25	602	89.30
LIBOR 2/6 ARM………………………..	...........	873	140,342,634	40.39	593	79.68
LIBOR 2/6 ARM (40/30 BLN)……………………….	...........	235	52,715,067	15.17	596	78.36
LIBOR 2/6 ARM IO……………………	...........	260	53,289,932	15.33	620	81.30
LIBOR 3/6 ARM……………………	...........	32	5,723,463	1.65	614	81.62
LIBOR 3/6 ARM (40/30 BLN)……………………….	...........	4	1,060,682	0.31	593	85.58
LIBOR 3/6 ARM IO……………………	...........	32	6,867,460	1.98	614	81.56
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group II

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months......................................	...........	1,442	$ 260,852,179	75.06	600	79.89%
Fixed..............................................	...........	578	86,653,472	24.94	633	71.06
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group II

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1 - 5...........................................	...........	6	$ 852,942	0.25	602	89.30%
12 - 17...........................................	...........	3	532,146	0.15	621	79.95
18 - 23...........................................	...........	1,343	241,972,577	69.63	600	79.83
24 - 29...........................................	...........	25	4,362,869	1.26	595	75.98
30 - 35...........................................	...........	65	13,131,645	3.78	613	81.70
Fixed.............................................	...........	578	86,653,472	24.94	633	71.06
Total...........	...........	2,020	$ 347,505,651	100.00	608	77.69%

The weighted average next rate adjustment for the adjustable rate mortgage loans is 22 months in Loan Group II. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group II

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
11.250% - 11.499%	...........	1	$ 263,481	0.08	651	50.19%
11.500% - 11.749%	...........	1	188,670	0.05	627	46.32
11.750% - 11.999%	...........	6	1,453,659	0.42	692	64.79
12.000% - 12.249%	...........	10	2,148,519	0.62	655	76.74
12.250% - 12.499%	...........	7	1,409,244	0.41	653	78.93
12.500% - 12.749%	...........	23	4,996,409	1.44	634	77.23
12.750% - 12.999%	...........	50	10,155,008	2.92	622	75.81
13.000% - 13.249%	...........	41	9,182,356	2.64	643	77.55
13.250% - 13.499%	...........	63	13,592,344	3.91	619	75.94
13.500% - 13.749%	...........	70	14,401,395	4.14	616	77.44
13.750% - 13.999%	...........	135	26,255,303	7.56	623	80.89
14.000% - 14.249%	...........	77	14,791,843	4.26	609	79.45
14.250% - 14.499%	...........	100	20,117,072	5.79	605	82.36
14.500% - 14.749%	...........	118	21,969,508	6.32	596	78.14
14.750% - 14.999%	...........	167	30,023,045	8.64	594	80.89
15.000% - 15.249%	...........	86	13,679,227	3.94	597	83.34
15.250% - 15.499%	...........	96	16,310,352	4.69	583	81.60
15.500% - 15.749%	...........	85	14,988,698	4.31	586	79.95
15.750% - 15.999%	...........	94	16,351,152	4.71	566	81.59
16.000% - 16.249%	...........	52	8,226,169	2.37	559	77.56
16.250% - 16.499%	...........	47	6,859,091	1.97	576	85.36
16.500% - 16.749%	...........	39	5,432,502	1.56	567	83.74
16.750% - 16.999%	...........	36	4,385,107	1.26	548	77.65
17.000% - 17.249%	...........	10	1,010,644	0.29	591	89.80
17.250% - 17.499%	...........	9	1,005,010	0.29	537	81.86
17.500% - 17.749%	...........	9	940,462	0.27	558	82.40
17.750% - 17.999%	...........	5	387,585	0.11	540	81.56
18.000% - 18.249%	...........	3	148,308	0.04	547	76.12
18.250% - 18.499%	...........	2	180,014	0.05	541	83.07
Fixed.......................	...........	578	86,653,472	24.94	633	71.06
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Loan Group II was approximately 14.614%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group II

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.750% - 3.999%	...........	1	$ 200,000	0.06	673	80.00%
5.250% - 5.499%	...........	1	263,481	0.08	651	50.19
5.500% - 5.749%	...........	9	1,495,816	0.43	595	75.52
5.750% - 5.999%	...........	8	2,331,053	0.67	666	71.14
6.000% - 6.249%	...........	11	2,488,389	0.72	641	73.59
6.250% - 6.499%	...........	8	1,838,698	0.53	648	81.43
6.500% - 6.749%	...........	23	4,962,741	1.43	635	75.53
6.750% - 6.999%	...........	52	10,666,777	3.07	623	75.60
7.000% - 7.249%	...........	49	11,305,402	3.25	645	79.98
7.250% - 7.499%	...........	62	13,136,580	3.78	620	76.54
7.500% - 7.749%	...........	74	15,033,708	4.33	616	77.90
7.750% - 7.999%	...........	136	26,745,023	7.70	622	80.93
8.000% - 8.249%	...........	76	14,396,947	4.14	607	79.31
8.250% - 8.499%	...........	101	19,889,322	5.72	604	81.84
8.500% - 8.749%	...........	120	22,434,995	6.46	596	78.39
8.750% - 8.999%	...........	160	28,172,044	8.11	592	81.21
9.000% - 9.249%	...........	80	12,572,463	3.62	597	83.02
9.250% - 9.499%	...........	87	14,505,242	4.17	581	81.83
9.500% - 9.749%	...........	80	14,012,883	4.03	582	79.52
9.750% - 9.999%	...........	95	16,382,033	4.71	566	81.33
10.000% - 10.249%	...........	52	8,460,841	2.43	557	77.79
10.250% - 10.499%	...........	46	6,370,630	1.83	570	85.39
10.500% - 10.749%	...........	37	5,104,414	1.47	564	83.02
10.750% - 10.999%	...........	35	4,320,766	1.24	547	77.61
11.000% - 11.249%	...........	12	1,166,905	0.34	595	90.03
11.250% - 11.499%	...........	9	1,005,010	0.29	537	81.86
11.500% - 11.749%	...........	9	940,462	0.27	558	82.40
11.750% - 11.999%	...........	5	387,585	0.11	540	81.56
12.000% - 12.249%	...........	2	81,954	0.02	566	72.98
12.250% - 12.499%	...........	2	180,014	0.05	541	83.07
Fixed.......................	...........	578	86,653,472	24.94	633	71.06
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Loan Group II was approximately 8.545%.

Periodic Rate Cap of the Mortgage Loans in Loan Group II

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%.............................................	...........	1,398	$ 250,239,063	72.01	600	79.80%
1.500%..........................................	...........	43	10,252,116	2.95	616	81.84
6.500%..........................................	...........	1	361,000	0.10	606	84.94
Fixed...............................................	...........	578	86,653,472	24.94	633	71.06
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Loan Group II was approximately 1.027%.

Initial Rate Cap of the Mortgage Loans in Loan Group II

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.001% - 1.499%	...........	752	$ 131,536,453	37.85	595	79.92%
1.500% - 1.749%	...........	11	2,816,008	0.81	641	83.51
2.000% - 1.249%	...........	19	4,855,444	1.40	596	81.43
2.750% - 2.999%	...........	4	748,556	0.22	554	71.69
3.000% - 3.249%	...........	656	120,895,719	34.79	606	79.76
Fixed....................	...........	578	86,653,472	24.94	633	71.06
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Loan Group II was approximately 1.957%.

Gross Margin of the Mortgage Loans in Loan Group II

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.750% - 3.999%	...........	2	$ 573,200	0.16	640	76.74%
4.000% - 4.249%	...........	11	1,579,515	0.45	541	82.72
4.250% - 4.499%	...........	6	1,268,121	0.36	619	74.76
4.500% - 4.749%	...........	2	265,000	0.08	570	85.64
5.000% - 5.249%	...........	4	813,189	0.23	560	75.55
5.250% - 5.499%	...........	4	1,317,513	0.38	602	78.98
5.500% - 5.749%	...........	314	55,537,859	15.98	613	79.50
5.750% - 5.999%	...........	93	17,133,357	4.93	593	82.37
6.000% - 6.249%	...........	569	97,345,649	28.01	609	81.50
6.250% - 6.499%	...........	125	24,613,178	7.08	575	78.90
6.500% - 6.749%	...........	103	21,036,127	6.05	574	77.62
6.750% - 6.999%	...........	86	18,011,980	5.18	598	75.10
7.000% - 7.249%	...........	51	9,645,640	2.78	584	75.16
7.250% - 7.499%	...........	23	3,863,428	1.11	593	80.95
7.500% - 7.749%	...........	16	2,426,202	0.70	608	82.97
7.750% - 7.999%	...........	33	5,422,222	1.56	596	83.92
Fixed...................	...........	578	86,653,472	24.94	633	71.06
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Loan Group II was approximately 6.100%.

Originator of the Mortgage Loans in Loan Group II

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
RESMAE…………………..................	...........	804	$ 138,356,992	39.81	596	79.76%
AAMES………..........................	...........	457	68,156,357	19.61	636	69.55
OTHER………………………………..	...........	759	140,992,302	40.57	607	79.59
Total.........	...........	2,020	$ 347,505,651	100.00	608	77.69%

Mortgage Interest Rates of the Mortgage Loans in the Total Pool

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.001% - 5.500%	...........	1	$ 263,481	0.04	651	50.19%
5.501% - 6.000%	...........	82	20,189,778	2.69	654	70.67
6.001% - 6.500%	...........	178	41,529,206	5.53	651	72.52
6.501% - 7.000%	...........	370	83,426,950	11.12	644	75.57
7.001% - 7.500%	...........	368	85,844,842	11.44	638	78.65
7.501% - 8.000%	...........	531	118,022,400	15.73	635	79.88
8.001% - 8.500%	...........	448	92,379,767	12.31	620	79.97
8.501% - 9.000%	...........	538	100,017,700	13.33	603	80.97
9.001% - 9.500%	...........	393	65,617,815	8.74	590	82.25
9.501% - 10.000%	...........	478	56,902,706	7.58	592	84.61
10.001% - 10.500%	...........	221	28,563,345	3.81	589	85.46
10.501% - 11.000%	...........	232	22,307,072	2.97	611	89.61
11.001% - 11.500%	...........	190	12,833,492	1.71	627	95.83
11.501% - 12.000%	...........	277	16,142,866	2.15	619	97.62
12.001% - 12.500%	...........	87	4,644,680	0.62	623	97.93
12.501% - 13.000%	...........	23	1,139,391	0.15	640	99.23
13.001% - 13.500%	...........	13	383,829	0.05	629	92.88
13.501% - 14.000%	...........	4	133,659	0.02	654	100.00
14.001% and greater	...........	2	40,287	0.01	634	100.00
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in the Total Pool was approximately 8.336%.

*Original Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01% - 10.00%...........................	...........	1	$ 340,000	0.05	552	8.50%
10.01% - 20.00%...........................	...........	7	607,856	0.08	575	16.54
20.01% - 30.00%...........................	...........	16	1,309,485	0.17	639	26.10
30.01% - 40.00%...........................	...........	42	5,109,270	0.68	624	35.23
40.01% - 50.00%...........................	...........	82	13,008,264	1.73	597	45.89
50.01% - 60.00%...........................	...........	148	26,185,087	3.49	602	55.63
60.01% - 70.00%...........................	...........	351	60,892,114	8.11	603	66.71
70.01% - 80.00%...........................	...........	1,823	375,567,646	50.05	628	79.01
80.01% - 90.00%...........................	...........	780	164,989,283	21.99	605	87.61
90.01% - 100.00%...........................	...........	1,186	102,374,261	13.64	642	97.96
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the Total Pool was approximately 80.63%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01% - 10.00%...........................	...........	1	$ 340,000	0.05	552	8.50%
10.01% - 20.00%...........................	...........	7	607,856	0.08	575	16.54
20.01% - 30.00%...........................	...........	16	1,309,485	0.17	639	26.10
30.01% - 40.00%...........................	...........	42	5,109,270	0.68	624	35.23
40.01% - 50.00%...........................	...........	81	12,853,629	1.71	595	45.86
50.01% - 60.00%...........................	...........	147	26,075,442	3.47	602	55.61
60.01% - 70.00%...........................	...........	329	57,452,714	7.66	600	66.53
70.01% - 80.00%...........................	...........	729	143,775,765	19.16	598	77.61
80.01% - 90.00%...........................	...........	769	166,629,116	22.21	607	87.15
90.01% - 100.00%...........................	...........	2,315	336,229,989	44.81	645	85.45
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in the Total Pool was approximately 86.84%.

Original Principal Balances of the Mortgage Loans as of the
cut-off date in the Total Pool

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $50,000	...........	547	$ 18,775,405	2.50	632	92.99%
$50,001 - $100,000	...........	1,042	76,980,367	10.26	624	85.76
$100,001 - $150,000	...........	792	98,386,608	13.11	616	80.12
$150,001 - $200,000	...........	626	108,953,981	14.52	612	77.89
$200,001 - $250,000	...........	441	99,277,800	13.23	618	78.17
$250,001 - $300,000	...........	355	97,257,609	12.96	626	78.54
$300,001 - $350,000	...........	226	72,906,570	9.72	624	79.58
$350,001 - $400,000	...........	172	64,479,340	8.59	620	81.25
$400,001 - $450,000	...........	102	43,421,732	5.79	629	82.62
$450,001 - $500,000	...........	67	31,957,672	4.26	615	81.37
$500,001 - $550,000	...........	30	15,676,469	2.09	632	83.61
$550,001 - $600,000	...........	21	12,209,117	1.63	645	81.89
$600,001 - $650,000	...........	7	4,351,362	0.58	654	86.39
$650,001 - $700,000	...........	3	2,067,425	0.28	638	77.63
$700,001 - $750,000	...........	4	2,898,713	0.39	651	84.84
$750,001 and greater	...........	1	783,095	0.10	751	80.00
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

As of the cut-off date, the average original principal balance of the mortgage loans in the Total Pool was approximately $169,398.

Credit Score for the Mortgage Loans in the Total Pool

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519..........................	...........	181	$ 30,064,817	4.01	509	74.17%
520 - 539..........................	...........	224	41,043,755	5.47	529	76.13
540 - 559..........................	...........	238	41,742,373	5.56	550	76.43
560 - 579..........................	...........	298	54,974,659	7.33	570	78.15
580 - 599..........................	...........	483	78,982,547	10.53	590	80.95
600 - 619..........................	...........	721	122,555,174	16.33	610	82.05
620 - 639..........................	...........	737	117,438,069	15.65	629	82.29
640 - 659..........................	...........	538	84,467,674	11.26	649	81.65
660 - 679..........................	...........	384	67,835,709	9.04	669	81.71
680 - 699..........................	...........	241	42,634,512	5.68	689	81.71
700 - 719..........................	...........	165	27,932,073	3.72	708	82.12
720 - 739..........................	...........	102	18,993,516	2.53	729	81.75
740 - 759..........................	...........	65	11,573,513	1.54	748	81.48
760 - 779..........................	...........	37	6,964,710	0.93	769	84.98
780 - 799..........................	...........	19	2,613,961	0.35	788	78.67
800 - 819..........................	...........	3	566,204	0.08	801	63.03
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

As of the cut-off date, the weighted average credit score of the mortgage loans in the Total Pool was approximately 621.

Geographic Distribution of the Mortgaged Properties in the Total Pool*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alaska…………………………………………………….	...........	3	$ 192,568	0.03	649	100.00%
Alabama…………………………………………………….	...........	16	1,749,437	0.23	601	84.37
Arkansas…………………………………………………….	...........	1	90,547	0.01	506	75.00
Arizona…………………………………………………….	...........	212	33,938,107	4.52	620	80.39
California…………………………………………………….	...........	1,161	280,853,939	37.43	628	80.58
Colorado…………………………………………………….	...........	77	10,563,956	1.41	617	85.40
Connecticut…………………………………………………….	...........	41	7,944,153	1.06	605	79.70
Delaware…………………………………………………….	...........	5	454,244	0.06	599	80.86
Florida…………………………………………………….	...........	641	103,937,604	13.85	616	78.31
Georgia…………………………………………………….	...........	165	20,313,500	2.71	609	83.99
Hawaii…………………………………………………….	...........	9	2,477,781	0.33	642	84.18
Iowa…………………………………………………….	...........	3	299,417	0.04	529	77.53
Idaho…………………………………………………….	...........	4	468,529	0.06	666	91.88
Illinois…………………………………………………….	...........	275	42,230,602	5.63	620	84.60
Indiana…………………………………………………….	...........	46	4,339,221	0.58	611	86.73
Kansas…………………………………………………….	...........	16	1,409,051	0.19	615	80.50
Kentucky…………………………………………………….	...........	22	1,610,152	0.21	620	86.01
Louisiana…………………………………………………….	...........	14	1,291,220	0.17	592	87.69
Massachusetts…………………………………………………….	...........	13	1,946,463	0.26	649	86.98
Maryland…………………………………………………….	...........	69	13,902,851	1.85	624	76.77
Michigan…………………………………………………….	...........	148	15,248,114	2.03	604	83.90
Minnesota…………………………………………………….	...........	155	22,640,752	3.02	613	83.20
Missouri…………………………………………………….	...........	67	7,423,100	0.99	604	84.20
Mississippi…………………………………………………….	...........	23	1,823,151	0.24	591	89.24
Montana…………………………………………………….	...........	1	98,838	0.01	609	90.00
North Carolina…………………………………………………….	...........	19	2,278,066	0.30	632	85.74
Nebraska…………………………………………………….	...........	3	305,047	0.04	561	83.83
New Hampshire…………………………………………………….	...........	4	1,016,884	0.14	588	83.39
New Jersey…………………………………………………….	...........	65	16,829,469	2.24	620	75.48
New Mexico…………………………………………………….	...........	21	2,202,981	0.29	620	84.94
Nevada…………………………………………………….	...........	68	13,332,107	1.78	627	82.63
New York…………………………………………………….	...........	129	34,507,482	4.60	637	74.70
Ohio…………………………………………………….	...........	63	6,971,499	0.93	634	84.10
Oklahoma…………………………………………………….	...........	23	2,207,099	0.29	615	83.41
Oregon…………………………………………………….	...........	36	5,659,515	0.75	617	80.17
Pennsylvania…………………………………………………….	...........	41	6,584,645	0.88	607	78.22
Rhode Island …………………………………………………….	...........	20	3,314,123	0.44	633	77.04
South Carolina…………………………………………………….	...........	23	2,680,285	0.36	612	83.97
Tennessee…………………………………………………….	...........	37	3,558,484	0.47	609	83.38
Texas…………………………………………………….	...........	501	43,352,984	5.78	614	80.26
Utah…………………………………………………….	...........	18	2,375,812	0.32	600	83.53
Virginia…………………………………………………….	...........	47	8,737,627	1.16	616	79.97
Vermont…………………………………………………….	...........	1	260,964	0.03	677	95.00
Washington…………………………………………………….	...........	72	10,873,558	1.45	611	81.52
Wisconsin…………………………………………………….	...........	58	6,087,338	0.81	592	85.03
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

*No more than approximately 0.48% of the the Total Pool by principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in the Total Pool

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family................................	...........	231	$ 48,955,830	6.52	637	79.38%
Condominium.......................	...........	351	56,020,612	7.47	635	83.33
PUD..............................................	...........	568	94,769,265	12.63	617	81.87
Single Family.........................	...........	3,279	549,347,703	73.21	619	80.25
Townhouse.........................	...........	7	1,289,858	0.17	613	78.10
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

Occupancy Status of Mortgaged Properties in the Total Pool*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor.................................	...........	304	$ 47,268,581	6.30	638	82.74%
Owner Occupied.....................	...........	4,099	697,681,441	92.98	620	80.49
Second Home.........................	...........	33	5,433,244	0.72	636	79.59
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in the Total Pool

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months...................	...........	25	$ 1,537,932	0.20	620	60.64%
180 - 239 months...................	...........	842	50,712,217	6.76	653	95.98
240 - 359 months...................	...........	73	6,749,833	0.90	632	70.91
360 months...........................	...........	3,496	691,383,285	92.14	619	79.64
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in the Total Pool was approximately 346 months.

Remaining Term to Stated Maturity for the Mortgage Loans in the Total Pool

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months...................	...........	25	$ 1,537,932	0.20	620	60.64%
121 - 180 months...................	...........	842	50,712,217	6.76	653	95.98
181 - 240 months...................	...........	64	5,069,496	0.68	628	71.18
241 - 300 months...................	...........	9	1,680,337	0.22	645	70.09
301 - 360 months............................	...........	3,496	691,383,285	92.14	619	79.64
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in the Total Pool was approximately 344 months.

Loan Purpose for the Mortgage Loans in the Total Pool

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance...............	...........	1,986	$ 384,848,394	51.29	604	77.09%
Purchase..............................................	...........	2,193	321,938,013	42.90	643	85.03
Rate/Term Refinance............	...........	257	43,596,859	5.81	616	79.29
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

Documentation Type of the Mortgage Loans in the Total Pool

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative....................	...........	2,230	$ 376,299,190	50.15	615	79.64%
Limited……………………………	...........	24	4,128,522	0.55	628	83.55
Lite……………………………	...........	31	3,932,936	0.52	623	81.17
Stated Income……………..	...........	2,151	366,022,619	48.78	627	81.60
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

Product Type of the Mortgage Loans in the Total Pool

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (30/15 BLN)………………………..	...........	759	$ 43,822,373	5.84	657	99.58%
BALLOON IO………………………..	...........	3	359,650	0.05	670	100.00
BALLOON (40/30 BLN)………………………..	...........	131	30,113,479	4.01	657	74.94
FIXED………………………..	...........	920	119,093,437	15.87	630	73.28
FIXED IO………………………..	...........	13	2,164,500	0.29	640	90.98
6 MONTH LIBOR………………………..	...........	9	1,790,787	0.24	590	80.62
LIBOR 2/6 ARM……………………….	...........	1,369	244,627,723	32.60	604	80.49
LIBOR 2/6 ARM (40/30 BLN)……………………….	...........	531	141,052,423	18.80	612	80.24
LIBOR 2/6 ARM IO…………………..	...........	594	144,863,582	19.31	634	82.10
LIBOR 3/6 ARM……………………	...........	46	8,582,749	1.14	630	83.66
LIBOR 3/6 ARM (40/30 BLN)……………………….	...........	4	1,060,682	0.14	593	85.58
LIBOR 3/6 ARM IO………………….	...........	49	11,474,904	1.53	629	83.56
LIBOR 5/6 ARM……………………	...........	3	227,479	0.03	594	43.25
LIBOR 5/6 ARM IO………………….	...........	5	1,149,500	0.15	618	82.05
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

Rate Adjustment Frequency of the Mortgage Loans in the Total Pool

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months......................................	...........	2,610	$ 554,829,828	73.94	615	80.96%
Fixed......................................	...........	1,826	195,553,438	26.06	640	79.68
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

Months to Next Rate Adjustment of the Mortgage Loans in the Total Pool

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1 - 5...................................	...........	9	$ 1,790,787	0.24	590	80.62%
12 - 17...................................	...........	18	5,777,664	0.77	600	83.78
18 - 23...................................	...........	2,448	519,909,042	69.29	615	80.89
24 - 29...................................	...........	34	6,033,974	0.80	607	77.92
30 - 35...................................	...........	93	19,941,383	2.66	626	83.35
54 - 59...................................	...........	8	1,376,979	0.18	614	75.64
Fixed....................................	...........	1,826	195,553,438	26.06	640	79.68
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

The weighted average next rate adjustment for the adjustable rate mortgage loans is 22 months in the Total Pool. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in the Total Pool

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
11.000% - 11.249%	...........	1	$ 152,800	0.02	624	80.00%
11.250% - 11.499%	...........	1	263,481	0.04	651	50.19
11.500% - 11.749%	...........	2	453,049	0.06	657	65.97
11.750% - 11.999%	...........	9	2,488,367	0.33	684	69.75
12.000% - 12.249%	...........	18	5,166,596	0.69	645	77.74
12.250% - 12.499%	...........	30	8,494,344	1.13	653	77.09
12.500% - 12.749%	...........	56	15,092,406	2.01	655	80.10
12.750% - 12.999%	...........	111	28,676,871	3.82	639	79.05
13.000% - 13.249%	...........	92	23,536,500	3.14	640	79.05
13.250% - 13.499%	...........	150	37,707,636	5.03	636	79.81
13.500% - 13.749%	...........	155	38,757,890	5.17	632	78.62
13.750% - 13.999%	...........	281	66,265,916	8.83	637	81.67
14.000% - 14.249%	...........	154	34,760,497	4.63	626	79.83
14.250% - 14.499%	...........	187	40,741,325	5.43	617	81.86
14.500% - 14.749%	...........	196	41,516,804	5.53	605	79.87
14.750% - 14.999%	...........	265	55,472,370	7.39	604	81.89
15.000% - 15.249%	...........	162	28,038,857	3.74	597	83.98
15.250% - 15.499%	...........	167	34,149,483	4.55	582	81.75
15.500% - 15.749%	...........	136	25,159,889	3.35	598	81.59
15.750% - 15.999%	...........	140	25,419,723	3.39	572	82.83
16.000% - 16.249%	...........	72	11,377,584	1.52	561	80.06
16.250% - 16.499%	...........	66	10,860,144	1.45	582	86.82
16.500% - 16.749%	...........	60	9,539,682	1.27	572	85.14
16.750% - 16.999%	...........	44	5,296,754	0.71	551	79.51
17.000% - 17.249%	...........	13	1,447,987	0.19	588	88.46
17.250% - 17.499%	...........	13	1,556,495	0.21	559	87.68
17.500% - 17.749%	...........	13	1,268,681	0.17	557	83.30
17.750% - 17.999%	...........	8	670,566	0.09	551	85.82
18.000% - 18.249%	...........	3	148,308	0.02	547	76.12
18.250% - 18.499%	...........	3	279,916	0.04	571	89.11
19.000% - 19.249%	...........	2	68,906	0.01	524	67.69
Fixed.......................	...........	1,826	195,553,438	26.06	640	79.68
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the Total Pool was approximately 14.391%.

Minimum Mortgage Rates of the Mortgage Loans in the Total Pool

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250% - 2.499%	...........	2	$ 697,058	0.09	657	80.00%
3.750% - 3.999%	...........	2	352,800	0.05	652	80.00
4.250% - 4.499%	...........	1	59,220	0.01	627	80.00
5.000% - 5.249%	...........	1	195,083	0.03	597	70.00
5.250% - 5.499%	...........	1	263,481	0.04	651	50.19
5.500% - 5.749%	...........	34	5,602,211	0.75	596	79.02
5.750% - 5.999%	...........	15	5,173,028	0.69	645	75.40
6.000% - 6.249%	...........	20	5,724,965	0.76	639	76.38
6.250% - 6.499%	...........	39	10,863,117	1.45	640	78.73
6.500% - 6.749%	...........	62	16,337,256	2.18	648	78.77
6.750% - 6.999%	...........	116	30,897,771	4.12	644	79.55
7.000% - 7.249%	...........	103	26,780,982	3.57	641	80.25
7.250% - 7.499%	...........	150	38,622,055	5.15	637	80.55
7.500% - 7.749%	...........	159	39,696,197	5.29	631	78.77
7.750% - 7.999%	...........	273	63,444,173	8.45	637	81.48
8.000% - 8.249%	...........	156	33,887,372	4.52	626	79.65
8.250% - 8.499%	...........	182	38,786,872	5.17	615	81.62
8.500% - 8.749%	...........	196	40,485,761	5.40	609	79.97
8.750% - 8.999%	...........	257	53,416,328	7.12	601	82.10
9.000% - 9.249%	...........	144	24,955,951	3.33	596	84.03
9.250% - 9.499%	...........	155	31,238,943	4.16	579	81.68
9.500% - 9.749%	...........	125	23,237,534	3.10	596	81.80
9.750% - 9.999%	...........	132	23,603,861	3.15	569	82.70
10.000% - 10.249%	...........	71	11,492,495	1.53	559	80.23
10.250% - 10.499%	...........	62	9,993,087	1.33	580	87.04
10.500% - 10.749%	...........	55	8,498,925	1.13	573	85.28
10.750% - 10.999%	...........	43	5,232,413	0.70	551	79.50
11.000% - 11.249%	...........	15	1,604,247	0.21	591	88.75
11.250% - 11.499%	...........	13	1,520,397	0.20	560	87.38
11.500% - 11.749%	...........	12	1,164,806	0.16	553	81.81
11.750% - 11.999%	...........	8	670,566	0.09	551	85.82
12.000% - 12.249%	...........	2	81,954	0.01	566	72.98
12.250% - 12.499%	...........	2	180,014	0.02	541	83.07
13.000% - 13.249%	...........	2	68,906	0.01	524	67.69
Fixed.......................	...........	1,826	195,553,438	26.06	640	79.68
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the Total Pool was approximately 8.283%.

Periodic Rate Cap of the Mortgage Loans in the Total Pool

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%..................................	...........	2,500	$ 525,348,183	70.01	614	80.91%
1.500%..................................	...........	109	29,120,645	3.88	622	81.81
6.500%..................................	...........	1	361,000	0.05	606	84.94
Fixed......................................	...........	1,826	195,553,438	26.06	640	79.68
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in the Total Pool was approximately 1.030%.

Initial Rate Cap of the Mortgage Loans in the Total Pool

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.001% - 1.499%	...........	1,351	$ 296,390,134	39.50	618	80.80%
1.500% - 1.749%	...........	21	5,511,167	0.73	649	81.78
2.000% - 2.249%	...........	52	11,437,725	1.52	588	78.37
2.750% - 2.999%	...........	5	867,182	0.12	579	72.82
3.000% - 3.249%	...........	1,179	239,878,820	31.97	612	81.29
5.000% - 5.249%	...........	2	744,800	0.10	661	80.00
Fixed....................	...........	1,826	195,553,438	26.06	640	79.68
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in the Total Pool was approximately 1.899%.

Gross Margin of the Mortgage Loans in the Total Pool

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.250% - 2.499%	...........	2	$ 697,058	0.09	657	80.00%
3.750% - 3.999%	...........	3	726,000	0.10	636	77.43
4.000% - 4.249%	...........	12	2,004,183	0.27	555	86.38
4.250% - 4.499%	...........	8	1,497,855	0.20	606	75.56
4.500% - 4.749%	...........	6	1,684,603	0.22	666	82.38
4.750% - 4.999%	...........	2	522,323	0.07	669	80.00
5.000% - 5.249%	...........	6	1,529,624	0.20	575	79.77
5.250% - 5.499%	...........	13	4,702,865	0.63	628	80.06
5.500% - 5.749%	...........	474	87,804,150	11.70	616	80.15
5.750% - 5.999%	...........	184	43,256,014	5.76	612	82.65
6.000% - 6.249%	...........	1,135	252,405,122	33.64	629	81.72
6.250% - 6.499%	...........	189	41,534,135	5.54	585	78.99
6.500% - 6.749%	...........	154	31,193,218	4.16	577	78.25
6.750% - 6.999%	...........	136	31,078,417	4.14	609	77.94
7.000% - 7.249%	...........	75	16,229,709	2.16	584	76.90
7.250% - 7.499%	...........	39	7,064,827	0.94	602	83.19
7.500% - 7.749%	...........	30	4,819,862	0.64	598	80.96
7.750% - 7.999%	...........	47	9,765,024	1.30	614	86.06
8.000% - 8.249%	...........	37	6,301,540	0.84	595	86.65
8.250% - 8.499%	...........	22	4,163,004	0.55	602	84.01
8.500% - 8.749%	...........	21	3,482,670	0.46	608	83.10
8.750% - 8.999%	...........	6	1,092,443	0.15	619	87.98
9.000% - 9.249%	...........	4	560,188	0.07	619	86.51
9.250% - 9.499%	...........	1	94,339	0.01	582	90.00
9.500% - 9.749%	...........	1	184,000	0.02	528	80.00
9.750% - 9.999%	...........	1	66,313	0.01	596	80.00
10.000% - 10.249%	...........	1	149,842	0.02	585	100.00
10.750% - 10.999%	...........	1	220,500	0.03	593	90.00
Fixed...................	...........	1,826	195,553,438	26.06	640	79.68
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the Total Pool was approximately 6.150%.

Originator of the Mortgage Loans in the Total Pool

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
RESMAE………………................	...........	2,036	$ 343,587,728	45.79	622	82.64%
AAMES……………....................	...........	693	110,359,069	14.71	638	70.84
OTHER…………………………	...........	1,707	296,436,470	39.50	614	81.94
Total.........	...........	4,436	$ 750,383,267	100.00	621	80.63%

A-1

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX
DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-HE4 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

  Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

  Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

(a)  borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b)  borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

  U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. Person. As used in this free writing prospectus the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

As used in this free writing prospectus, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.